                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                  MUSICLAND STORES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

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                                   [LOGO]

                           10400 Yellow Circle Drive
                          Minnetonka, Minnesota 55343

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 11, 1998

                            ------------------------

    NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of Musicland Stores Corporation (the "Company") will be held:

    TIME:   11:00 a.m. (Central Daylight Time) on Monday, May 11, 1998

    PLACE:  Company Headquarters, 10400 Yellow Circle Drive, Minnetonka,
Minnesota

for the following purposes:

    1. To elect three Class III directors to the Company's Board of Directors to serve for three-year terms or until their respective successors are elected and qualify;

    2. To ratify the appointment of Arthur Andersen LLP, independent public accountants, as independent auditors of the Company for the 1998 fiscal year;

    3. To consider and act upon the proposed Musicland Stores Corporation 1998 Stock Incentive Plan; and

    4. To transact such other business as may properly come before the Annual Meeting.

    Only shareholders of record at the close of business on March 13, 1998 are entitled to notice of and to vote at this Annual Meeting or any adjournment thereof. A complete list of the shareholders entitled to vote will be available during the period of ten days prior to the date of the Annual Meeting for examination by any shareholder, for any purpose germane to the Annual Meeting, during ordinary business hours at 10400 Yellow Circle Drive, Minnetonka, Minnesota.

    You are requested by your Board of Directors to complete, date and sign the enclosed Proxy and to return it promptly in the envelope provided. All shareholders are cordially invited to attend the Annual Meeting, and, if you do attend, you may revoke your proxy and vote in person. However, signing and promptly returning the Proxy will assure your representation at the Annual Meeting.

                                          By Order of the Board of Directors

                                          HEIDI M. HOARD
                                          SECRETARY

Minnetonka, Minnesota
March 30, 1998

                          MUSICLAND STORES CORPORATION
                           10400 Yellow Circle Drive
                          Minnetonka, Minnesota 55343

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 11, 1998

                            ------------------------

                            SOLICITATION OF PROXIES

    This Proxy Statement is furnished to the shareholders of Musicland Stores Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors of Proxies for use at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 11:00 a.m. (Central Daylight Time) on Monday, May 11, 1998, at the Company's headquarters at 10400 Yellow Circle Drive, Minnetonka, Minnesota, or any adjournment thereof.

    The shares represented by any Proxy given pursuant to this solicitation will be voted at the Annual Meeting and, if a choice is specified on the Proxy, will be voted in accordance with such specification. In the event no choice is specified on the Proxy, the shares represented by such Proxy will be voted: FOR the nominees for directors set forth herein; FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors; and FOR the adoption of the proposed Musicland Stores Corporation 1998 Stock Incentive Plan. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors should decline or be unable to serve, the persons named in the Proxy will vote on the same in accordance with their discretion. Proxies including broker non-votes with respect to any matter brought to a vote will not be counted as shares voted on the particular matter as to which the broker non-vote is indicated. Therefore, broker non-votes will have no effect when determining whether the requisite vote has been obtained to pass a particular matter. However, proxies indicating "abstain" or "withhold authority" with respect to any matter brought to a vote will be counted as shares voted on the particular matter as to which the abstention or withhold authority is indicated and will have the effect of voting against the matter.

    A Proxy may be revoked by the person giving it before it is voted by (i) delivering to the Secretary of the Company, at the address listed at the beginning of this Proxy Statement, a written notice of revocation, which must be signed in exactly the same manner as the Proxy, (ii) filing with the Secretary of the Company a duly executed Proxy which bears a later date, or (iii) delivering the written, signed revocation to the election inspectors at the Annual Meeting. Revocations and subsequent Proxies will be honored only if received at the Company's offices on or before May 8, 1998, or delivered to the election inspectors at the Annual Meeting prior to the convening thereof. Presence at the Annual Meeting alone will not revoke the Proxy.

    This proxy statement and the accompanying form of Proxy are being sent to shareholders beginning on or about March 30, 1998.

                      VOTING SECURITIES AND VOTING RIGHTS

    The Board of Directors has fixed March 13, 1998 as the record date (the "Record Date") for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date there were outstanding 34,487,940 shares of the Company's common

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
stock, $.01 par value (the "Common Stock"), which is the only class of equity securities of the Company currently outstanding.

    Each share of Common Stock is entitled to one vote. There are no cumulative voting rights with respect to the election of directors. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Any holder of shares represented by a Proxy which has been returned properly signed by the shareholder of record will be considered present for the purpose of determining whether a quorum exists even if such Proxy contains abstentions or broker non-votes.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation provides that the Board of Directors shall consist of not more than nine nor fewer than five directors. On May 13, 1997, the Board of Directors established the number of directors to serve on the Board as nine. The directors are divided into three classes, designated as Class I, Class II and Class III, respectively, with staggered three-year terms of office. At each annual meeting of shareholders, directors who are elected to succeed the class of directors whose terms expire at that meeting will be elected for three-year terms. Vacancies and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office, and the directors so chosen hold office until the next election of the class to which such directors belong. All current directors were previously elected by the Company's shareholders, except William A. Hodder and Terry T. Saario who were elected by action of the Board of Directors. Lloyd P. Johnson, a director in Class I, retired from the Board of Directors effective December 15, 1997.

    At this Annual Meeting, three Class III directors will be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2001, or until their successors have been elected and qualify, or until their death, resignation or removal, if earlier. Directors will be elected by a plurality of the votes cast, in person or by Proxy, at the Annual Meeting.

    The three directors in Class III whose terms are expiring, Jack W. Eugster, William A. Hodder and Michael W. Wright, have been nominated by the Board of Directors for reelection. Each of the nominees has consented to serve as director, if elected, and the Board of Directors has no reason to believe that any of the nominees will be unable to serve. The Board of Directors recommends a vote FOR the election of these nominees. In the absence of instructions to the contrary, shares represented by all Proxies will be voted for the election of all such nominees. If for any reason any nominee is unable to serve, the Board of Directors may designate a substitute nominee, in which event the shares represented by the Proxies will be voted for such substitute nominee, unless an instruction to the contrary is indicated on the Proxy.

    All directors of the Company also serve on the Board of Directors of The Musicland Group, Inc. ("MGI"), the Company's operating subsidiary.

    The following biographical information has been furnished by the nominees and continuing directors:

NOMINEES FOR ELECTION

    JACK W. EUGSTER, age 52

    Mr. Eugster has been a director of the Company since August 1988. He has been the Chairman of the Board, President and Chief Executive Officer of MGI since August 1986 and has served the

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Company in the same capacity since its acquisition of MGI in August 1988. Mr.
Eugster joined MGI in 1980 as Executive Vice President and General Manager and has held the positions of President and Chairman of the Retail Division. Previously, he was with The Gap Stores and Target Stores. Mr. Eugster is also a director of Damark International, Inc., Donaldson Company, Inc., MidAmerican Energy Company, ShopKo Stores, Inc. and Jostens, Inc. He is a director and past president of the National Association of Recording Merchandisers and a past chairman of the Country Music Association.

    WILLIAM A. HODDER, age 66

    Mr. Hodder has been a director of the Company since July 1995. He is the retired Chairman and Chief Executive Officer of Donaldson Company, Inc., a manufacturer of filtration devices. Mr. Hodder joined Donaldson Company in 1973 as its President. Previously, he spent seven years in retailing with Dayton Hudson Corporation and held various positions, including President of Target Stores. Mr. Hodder is a director of Norwest Corporation, ReliaStar Financial, SUPERVALU INC. and Tennant Company.

    MICHAEL W. WRIGHT, age 59

    Mr. Wright has been a director of the Company since January 1989. He has been in the food distribution and retail business since 1977 when he joined SUPERVALU INC. as Senior Vice President. He was elected President and Chief Operating Officer of SUPERVALU INC. in 1978 and became its Chief Executive Officer in June 1981. He assumed the additional responsibilities of Chairman of the Board in October 1982. In addition to SUPERVALU INC., Mr. Wright is a director of Cargill, Incorporated, Honeywell Inc. and Norwest Corporation. He also serves as Chairman of the Food Marketing Institute.

CONTINUING CLASS I DIRECTORS (TERMS EXPIRING IN 1999)

    KENNETH F. GORMAN, age 58

    Mr. Gorman has been a director of the Company since November 1988. He has been in the merchant banking and private investment fields since 1987 as an owner and Managing Director of Apollo Partners L.L.C. From 1970 until 1987, he was in the communications/entertainment business as a director and Executive Vice President of Viacom International Inc. Mr. Gorman is also a director of Dove Audio, Doane Farm Management Co. and IDC Services, Inc.

    JOSIAH O. LOW, III, age 58

    Mr. Low has been a director of the Company since July 1995. He has been an investment banker with Donaldson, Lufkin & Jenrette Securities Corporation since 1985, where he is currently a Managing Director. Previously he spent 24 years with Merrill Lynch, Pierce, Fenner and Smith. Mr. Low is also a director of Centex Development Corporation, St. Laurent Paperboard Inc. and Hvide Marine, Inc.

    TERRY T. SAARIO, age 56

    Dr. Saario was elected a director of the Company on February 3, 1998. Currently, Dr. Saario is a partner of Bravo LLC, a restaurant holding company. From 1984 to 1996, Dr. Saario served as President of the Northwest Area Foundation, a regional charitable and civic organization. Previously, she held positions of Vice President of Community Relations at the Pillsbury Company, Deputy Assistant Secretary in the United States Department of Education and Program Officer at the Ford Foundation. Dr. Saario is a director of Minnesota Mutual Insurance Company.

CONTINUING CLASS II DIRECTORS (TERMS EXPIRING IN 2000)

    KEITH A. BENSON, age 53

    Mr. Benson has been a director of the Company since January 1992 and served a prior term as a director from August 1988 until December 1989. Mr. Benson was elected Vice Chairman and Chief Financial Officer on August 4, 1997 and, prior to that, was President of the Mall Stores Division. Mr. Benson has been an executive officer of the Company since 1988 and has held various positions, including President of the Music Stores Division, Vice Chairman and Chief Financial Officer and Executive Vice President and Chief Financial Officer. Mr. Benson joined MGI in 1980 as its Controller and also served successively as its Senior Vice President and Chief Financial Officer, Senior Vice President and Chief Financial Officer for the Retail Division and Senior Vice President of Finance and Administration for the Retail Division. Previously he was with The May Company and Dayton Hudson Corporation. Mr. Benson is also a director of Premium Wear, Inc.

    GILBERT L. WACHSMAN, age 50

    Mr. Wachsman has been a director of the Company since May 1997. He became the Vice Chairman of the Company on July 17, 1996. Prior to joining the Company, Mr. Wachsman held the position of Senior Vice President Hardlines at Kmart Corporation from 1995 to 1996. From 1990 to 1995, Mr. Wachsman was a management consultant for major retail, distribution and manufacturing companies. Prior to that, he was Chief Executive Officer at Lieberman Enterprises, Inc., President and Chief Executive Officer for Child World Inc. and Senior Vice President of Marketing/Merchandising for Target Stores.

    TOM F. WEYL, age 54

    Mr. Weyl has been a director of the Company since December 1992. He is the President/Chief Creative Officer at Martin/Williams Advertising, Minneapolis and has been with that company since 1973. Mr. Weyl is a past Chairman of the Board of Directors of the Twin Cities Council of the American Association of Advertising Agencies.

COMPENSATION OF DIRECTORS

    In 1997, all non-employee directors of the Company received as compensation for their services to the Company and MGI, in addition to reimbursement for out-of-pocket expenses in connection with attending Board and committee meetings, an annual fee of $14,000, payable in five installments, and a meeting fee of $1,250 for regularly scheduled meeting days and $500 for any short board or committee meetings, held in person or by telephone, not on the date of a regularly scheduled meeting. Effective January 1, 1998, the annual fee was raised to $20,000. The non-employee directors are currently Messrs. Gorman, Hodder, Low, Weyl and Wright and Dr. Saario.

STOCK OPTION PLAN FOR UNAFFILIATED DIRECTORS

    Members of the Board of Directors who are not employed by the Company or MGI, or by Donaldson, Lufkin & Jenrette, Inc., any affiliates thereof, or any successor institutional equity investor, participate in the Stock Option Plan for Unaffiliated Directors of Musicland Stores Corporation (the "Directors Plan"), which was adopted in 1988. As amended on June 12, 1997, the Directors Plan provides that each participant receives an annual grant of a stock option to purchase 3,000 shares of Common Stock, with the first such grant awarded on June 12, 1997, and subsequent grants awarded on January 1 of each year thereafter until the plan is exhausted. The exercise price of all options granted under the Directors Plan is the fair market value on the day of grant. All grants awarded on and after June 12, 1997 have a term of ten years and are fully vested and exercisable six months after the date of the grant. All unvested portions of an option are immediately forfeited upon termination of service as a director for any reason. Stock options granted under the Directors Plan are not transferable other than by will or by the laws of descent and distribution. Grants awarded prior to June 12, 1997 were exercisable six months after the date of grant but vested at the rate of 20% per year over a period of five years. Participants have agreed to sell, at the Company's option, any shares received upon the exercise of an unvested option back to the Company at the exercise price if the director's service terminates for any reason prior to the time of vesting. As of the Record Date, Messrs. Gorman, Weyl and Wright each had options to purchase 16,000 shares of Common Stock at exercise prices that range from $1.875 to $12.50 per share, Mr. Hodder had options to purchase 11,000 shares at exercise prices ranging from $1.875 to $9.375, and Dr. Saario had an option to purchase 3,000 shares at an exercise price of $8.00 per share.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the fiscal year ended December 31, 1997 ("Fiscal Year 1997"), the Board of Directors held eight meetings. All of the directors attended more than 75% of the meetings of the Board and the committees on which they served.

    The Board of Directors has three standing committees, the Executive Committee, the Compensation Committee and the Audit Committee. On October 27, 1997, the Compensation Committee was given the additional functions of a nominating committee.

    The Executive Committee, which is currently composed of Messrs. Eugster (Chairman), and Wright, exercises the powers of the Board of Directors during intervals between Board meetings and acts as an advisory body to the Board by reviewing various matters prior to their submission to the Board. The Executive Committee did not meet in Fiscal Year 1997.

    The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation, incentive bonuses and benefits of executive officers and other key employees of the Company and grants all stock options to employees under the Company's employee stock option plans. In its function as the nominating committee, it finds and recommends candidates to fill vacancies on the Board of Directors. The Compensation Committee is currently composed of Messrs. Hodder (Chairman), Weyl, and Wright. Mr. Weyl was not a member of the Compensation Committee from October 1997 through January 1998. The Compensation Committee met five times in Fiscal Year 1997. See "Report of the Compensation Committee on Executive Compensation."

    The Audit Committee (i) reviews the internal and external financial reporting and controls of the Company, (ii) reviews and discusses with the Company's independent auditors the scope of the independent audit and (iii) considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. The Audit Committee also recommends the appointment of the independent auditors for the Company. The Audit Committee currently consists of Mr. Gorman (Chairman) and Dr. Saario. Mr. Weyl was a member of the Audit Committee from October 1997 through January 1998. The Audit Committee met twice in Fiscal Year 1997.

                                 PROPOSAL NO. 2
                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Company's independent auditors for Fiscal Year 1997 were Arthur Andersen LLP, independent public accountants. The Audit Committee of the Board of Directors has considered the qualifications and experience of Arthur Andersen LLP, and, based upon recommendation of the Audit Committee, the Board of Directors has appointed them as independent auditors of the Company for the current fiscal year which ends December 31, 1998 ("Fiscal Year 1998"). Although the submission of this matter to the

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
shareholders is not required by law, the Board of Directors desires to obtain the shareholders' ratification of such appointment. A resolution ratifying the appointment will be offered at the Annual Meeting. If the resolution is not adopted, the adverse vote will be considered as a direction to the Board to select other auditors. However, because of the difficulty and expense of making any substitutions of auditors for the fiscal year already in progress, it is contemplated that the appointment for Fiscal Year 1998 will stand unless the Board finds other good reason for making a change.

    It is expected that a representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative so desires.

    Ratification requires the affirmative vote by holders of at least a majority of the shares voting on such matter. The Board of Directors recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for Fiscal Year 1998.

                                 PROPOSAL NO. 3
       ADOPTION OF MUSICLAND STORES CORPORATION 1998 STOCK INCENTIVE PLAN

    The shareholders are asked to consider and vote upon a proposal to approve the Musicland Stores Corporation 1998 Stock Incentive Plan (the "1998 Plan"), which was unanimously adopted by the Board of Directors on January 26, 1998, subject to shareholder approval. The principal provisions of the 1998 Plan are described below.

    The Board of Directors has determined that stock options and other stock-based awards should be an important element of the Company's compensation programs. They provide the means to: (i) attract and retain skilled and qualified employees, officers and directors in a competitive market for such individuals; (ii) motivate individual performance; (iii) facilitate stock ownership; and (iii) align the personal interests of employees, officers and directors in the Company's long-term growth and profitability with the interests of the Company's other shareholders. The number of shares currently reserved and available for issuance under the Company's existing stock option plans is insufficient to provide meaningful compensation on a continuing basis. The 1988 Stock Option Plan, the 1992 Stock Option Plan, the 1994 Employee Stock Option Plan and the Directors Plan currently have 150 shares, 261,907 shares, 57,500 shares and 15,000 shares, respectively, of Common Stock available for new awards under such plans. The 1998 Plan will replace the existing option plans as those plans run out of available authorized shares or expire.

    The 1998 Plan differs from the existing stock option plans in that it allows the Company the additional flexibility to grant a variety of stock and stock-based awards, including stock options (with or without stock appreciation rights), time-vested restricted stock, performance-vested restricted stock and performance shares (shares granted upon the attainment of performance goals). The 1998 Plan was also designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") to the maximum extent possible. It is intended that stock options and awards under the 1998 Plan with a performance component (which does not include time-vested restricted stock awards) will satisfy the requirements for performance-based compensation under Section 162(m). Section 162(m) generally places a $1 million limit on the tax deduction allowable for compensation paid (or accrued for tax purposes) with respect to each of the Company's chief executive officer and four other highest-paid executives during a tax year unless the compensation meets certain requirements. Of the existing stock option plans, only the 1994 Employee Stock Option Plan meets the requirements of Section 162(m). Most future stock incentive awards to the Company's most highly compensated executives will be made from the 1998 Plan. The Board of Directors believes that adoption of the 1998 Plan is in the best interests of the Company.

    Adoption of the Musicland Stores Corporation 1998 Stock Incentive Plan requires the affirmative vote by holders of at least a majority of the shares voting on such matter. The Board of Directors

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recommends that you vote FOR the adoption of the Musicland Stores Corporation
1998 Stock Incentive Plan.

SUMMARY OF THE 1998 PLAN

    SHARES SUBJECT TO THE 1998 PLAN. The aggregate number of shares of the Company's Common Stock that may be issued to grantees under the 1998 Plan is 1,700,000 shares, plus up to 300,000 additional shares (to the extent authorized by the Board of Directors), which are reacquired in the open market or private transactions. The 1998 Plan provides for appropriate adjustments in the number of shares subject to the 1998 Plan (and other share limitations contained therein) and to the grants previously made if there is a stock split, stock dividend, reorganization or other relevant change affecting the Company's corporate structure or its equity securities. If shares under an award are not issued to the extent permitted prior to the expiration, termination, cancellation or forfeiture of the award, then those shares would again be available for inclusion in future grants.

    OTHER SHARE LIMITATIONS. The maximum number of shares of Common Stock available with respect to all incentive stock options granted under the 1998 Plan is 750,000 shares; the maximum number of shares with respect to all Restricted Stock (as defined) and Performance Stock (as defined) granted under the 1998 Plan is 500,000 shares; and the aggregate number of shares granted under the 1998 Plan to any one participant in any calendar year, regardless of whether such awards are thereafter canceled, forfeited or terminated, cannot exceed 500,000 shares.

    ADMINISTRATION. The 1998 Plan is administered by a Committee of not less than two directors (all of whom meet both the IRS definition of "outside director" and the SEC definition of "non-employee director") appointed by the Board of Directors (and if none has been appointed then by the Board of Directors as a whole). The Board of Directors as a whole grants awards to directors who are not employed by the Company and determines all terms and conditions relating to such awards. Otherwise, the Committee (i) selects the officers and employees (including directors who are also employees) to whom awards are granted; (ii) determines the type and timing of awards; (iii) determines the number of shares covered by each award and all other terms and conditions of awards not inconsistent with the terms of the 1998 Plan; (iv) determines if, when and how amounts payable with respect to an award may be deferred; (v) determines whether terms, conditions and objectives have been met or should be modified or waived; and (vi) establishes rules, regulations, guidelines and practices for the operation of the 1998 Plan. With respect to any awards granted to employees or officers, other than those to executive officers, the Committee may delegate its powers and duties to the Chief Executive Officer.

    ELIGIBLE PARTICIPANTS. Directors, officers and all other regular active employees of the Company and its affiliates are eligible to be selected to receive awards under the 1998 Plan. It is not possible to predict the number of directors, officers and employees who will be selected to receive awards under the 1998 Plan, and the number of grantees could vary from year to year. The Company has nine directors and, as of January 26, 1998, had approximately 15,400 employees. Currently, 389 employees participate in the Company's existing stock option plans.

    STOCK OPTIONS. Options granted under the 1998 Plan will be in the form of either incentive stock options ("ISOs"), which meet the requirements of Section 422 of the Code, or nonqualified stock options ("NQSOs"), which do not meet such requirements. The term of an option will be fixed by the Committee and options will be exercisable at such time or times as determined by the Committee. The exercise price of an option cannot be less than the fair market value of the Common Stock on the date of grant, which generally means the last closing price of a share of Common Stock as reported on the composite tape of the New York Stock Exchange prior to the grant. On March 17, 1998, the closing price of a share of Common Stock was $10.4375. The grantee may pay the option exercise price in cash or by tendering shares of Common Stock acquired at least six months in advance that have a fair market value equal to the option exercise price or through a broker-handled same day sale transaction.

    RELOAD OPTIONS. The Committee may provide that an optionee who exercises all or part of a NQSO by payment of the exercise price with previously owned shares of Common Stock will be granted an additional stock option (a "Reload Option") for a number of shares of Common Stock equal to the number of shares tendered in the exercise of the original stock option. Each Reload Option will have a date of grant which is the date as of which the original stock option to which it applies is exercised and will vest on the six-month anniversary of date of grant. The Reload Option will have the same expiration and all other terms and conditions as the original stock option to which it applies, except that the exercise price will be equal to at least 100% of the fair market value as of the date of grant.

    CODE LIMITATIONS ON INCENTIVE STOCK OPTIONS. The Code currently places the following limitations on the award of ISOs. An ISO may only be granted to full or part-time employees (including officers and directors who are also employees) of the Company or of an affiliate, provided that the affiliate is a "subsidiary corporation" as defined in the Code. No ISO may be exercisable on or after the tenth anniversary of the date of grant nor may any ISO be granted on or after January 26, 2008. If an ISO is granted to a participant who owns, at the date of grant, in excess of 10% of the total outstanding Common Stock, the exercise price of the ISO must be at least 110% of the fair market value on the date of grant and the term of the ISO cannot be longer than five years from the date of grant. The total fair market value of shares subject to ISOs which are exercisable for the first time by any participant in any given calendar year cannot exceed $100,000 (valued as of the date of grant). No ISO may be exercisable more than three months following termination of employment for any reason other than death or disability, nor more than one year with respect to disability terminations. ISOs will also be non-transferable in accordance with the provisions of the Code.

    STOCK APPRECIATION RIGHTS. The Committee may grant a stock appreciation right ("SAR") in connection with a stock option granted under the 1998 Plan. If a grantee exercises a SAR, the grantee will receive an amount equal to the excess of the then fair market value of the shares with respect to which the SAR is being exercised over the option exercise price of the shares. Payment may be made in cash, in shares, or a combination of the two as the Committee determines. If a SAR is exercised in whole or in part, the right under the related option to purchase shares with respect to which the SAR has been exercised will terminate to the same extent. If a stock option is exercised, any SAR related to the shares purchased would terminate.

    RESTRICTED STOCK AWARDS. The Committee may grant restricted stock awards ("Restricted Stock") which consist of shares of Common Stock issued by the Company to a participant at a purchase price which may be well below their fair market value (but may not be less than the par value) and are subject to forfeiture in the event of termination of the participant's employment prior to vesting and restrictions on their sale or other transfer by the participant. Restrictions, as determined by the Committee, may lapse after the passage of time (time-vested) or upon certain events (such as death, disability or retirement) or upon the attainment of specified performance objectives (performance-vested). The Committee may waive any restrictions or accelerate the date or dates on which restrictions lapse except that with respect to performance-vested restricted stock any such modifications must meet the requirements of Section 162(m) of the Code.

    PERFORMANCE STOCK AWARDS. The Committee may grant performance stock awards ("Performance Stock") which are rights to receive shares of Common Stock in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. At the time of grant of a Performance Stock award, the Committee must specify the performance objectives which, depending on the extent to which they are met, will determine the number of shares that will be distributed to the participant. The Committee will also specify the time period or periods during which the performance objectives must be met (the "Performance Period"). The Committee may use performance objectives based on one or more of the following targets: cash generation, profit, revenue, market share, profit or investment return ratios, shareholder returns and/or specific, objective and measurable non-financial objectives. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies. The Committee may adjust or modify the performance objectives or periods PROVIDED that any such modifications meet the requirements of Section 162(m) of the Code.

    TRANSFERABILITY OF AWARDS. The Committee may determine, at or after the time of grant, that vested NQSOs and SARs are transferable to members of the grantee's immediate family, a trust, partnership or other entity for the benefit of family members or to a charitable organization qualified under Section 501(c) of the Code. All other awards are non-transferable and may be exercised only by the grantee and may not be transferred other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. Non-transferable awards are exercisable during a participant's lifetime only by the participant or, as permitted by applicable law, the participant's guardian or other legal representative. Other than pursuant to a permitted transfer, no award may be assigned, pledged, hypothecated or otherwise alienated or encumbered (whether by operation of law or otherwise) and any attempt to do so will be null and void.

    TERMINATION OF EMPLOYMENT. With respect to NQSOs and related SARs, the Committee has discretion to determine whether and when such awards terminate prior to their stated expiration upon the termination of the participant's employment for various reasons. Unless otherwise specified at or after the time of grant: (i) upon the death, disability or retirement of the participant, vested and unvested options can generally be exercised for a period no longer than three years after the termination of employment; (ii) upon termination of employment by the Company for cause, vested and unvested options immediately expire; and (iii) upon termination of employment for any other reason, unvested options immediately expire and vested options can generally be exercised for a period no longer than three months.

    With respect to Restricted Stock awards, if, because of termination of employment for any reason, a participant fails to satisfy the restrictions and other conditions relating to the Restricted Stock prior to the lapse or waiver (at the Committee's discretion) of such restrictions and conditions, the participant is required to forfeit the Restricted Stock and transfer the shares back to the Company in exchange for a refund of the consideration paid by the participant or such other amount which may be specifically set forth in the award agreement.

    With respect to Performance Stock awards, the award or unearned portion thereof will terminate without the issuance of shares upon the termination of employment of the participant during the Performance Period. If the participant's employment terminates by reason of death, disability or retirement, the Committee in its discretion at or after the time of grant may determine that the participant (or the heir, legatee or legal representative of the participant's estate) will receive a payout of a portion of the participant's then outstanding Performance Stock Awards in an amount which is not more than the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period.

    Termination of employment by a participant will be deemed not to have occurred upon: (i) transfer of a participant among the Company and its affiliates; (ii) a leave of absence for a Company approved purpose that does not exceed ninety days; (iii) an approved leave of absence for a longer period if the employee's right to reemployment is guaranteed either by statute or contract and the employee returns to work within thirty days after the end of such leave; and (iv) any other absence determined by the Committee in its discretion not to constitute a break in service.

    TERMINATION OF SERVICE AS A DIRECTOR. With respect to awards to non-employee directors, the Board of Directors has discretion to determine whether and when such awards terminate prior to their stated expiration upon the termination of the participant's service as a director for various reasons. Unless otherwise specified at or after the time of grant: (i) upon the death or disability of the non-employee director, vested and unvested stock options can generally be exercised for a period no longer than three years after the termination of service; and (ii) upon termination of service for any other reason, unvested stock options immediately expire and vested stock options can generally be exercised for a period no longer than three months. With respect to Restricted Stock and Performance Stock awards, and subject to the discretion of the Board of Directors, the termination of the service of a non-employee director is treated the same as termination of employment described above.

    CHANGE OF CONTROL. Except as otherwise provided in an award agreement, upon a "Change in Control:" (i) all outstanding Stock Options automatically become fully exercisable; (ii) all Restricted Stock Awards automatically become fully vested; and (iii) all participants holding Performance Stock Awards become entitled to receive a partial payout in an amount which is the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. A "Change of Control" is defined as: (i) the acquisition by any person, entity or "group" as defined by the securities laws, other than the Company or any of its affiliates, or any employee benefit plan of the Company and/or its affiliates, of beneficial ownership (as defined by the securities laws) of shares of Common Stock of the Company having 25% or more of the total number of votes that may be cast for election of directors in a transaction or series of transactions not approved in advance by a vote of at least 75% of the Continuing Directors (as defined); (ii) a change in the composition of the Board of Directors such that at any time a majority of the Board are not Continuing Directors; (iii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation or dissolution of the Company or of the sale (in one transaction or a series of transactions) of all or substantially all of the assets of the Company other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by a vote of at least 75% of the Continuing Directors; or (iv) any other occurrence if at least a majority of the Continuing Directors determine in their discretion that there has been a Change in Control of the Company. "Continuing Directors" refers to the individuals who were serving as directors at the effective date of the 1998 Plan and any individual whose term of office as a director begins thereafter if the nomination or election of such director was approved in advance by a vote of at least 75% of the then serving Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the directors, as such terms are used in the securities laws). These provisions are intended to protect option holders in the event of a Change in Control, but could tend to inhibit an acquisition due to increased acquisition costs resulting from additional outstanding shares.

    CONDITIONS UPON DELIVERY OF STOCK CERTIFICATES AND DEFERRALS. Shares of Common Stock may not be issued or delivered with respect to awards under the 1998 Plan until the participant pays in full any amount due for the shares plus any required tax withholding and, if applicable, the completion of registration of the shares under federal or state securities laws, listing of the shares on any stock exchange, qualification of the issuance of the shares as a private placement, or obtaining any other required approvals. The Committee may unilaterally postpone the exercising of awards, the issuance or delivery of Common Stock under any award or the taking of any action permitted under the 1998 Plan to prevent the Company or any affiliate from being denied a Federal income tax deduction with respect to any award other than an ISO. The Committee may also permit, subject to such rules and procedures as the Committee may determine, a participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be delivered to a participant under the 1998 Plan.

    CERTAIN FEDERAL TAX CONSEQUENCES WITH RESPECT TO STOCK OPTIONS. There are no Federal income tax consequences to a participant or the Company upon the grant of stock options and SARs. When a NQSO or SAR is exercised, the participant realizes taxable compensation (ordinary income) at that time equal to, for a NQSO, the difference between the aggregate option exercise price and the fair market value of the stock on the date of exercise and, for a SAR, the aggregate amount of cash and fair market value of any shares received upon exercise. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. Upon the exercise of a NQSO or SAR, the 1998 Plan requires the participant to pay to the Company any amount necessary to satisfy applicable federal, state or local tax withholding requirements. Upon the exercise of an ISO, a participant recognizes no immediate taxable income, except that the excess of the fair market value of the shares acquired over the option exercise price will constitute a tax preference item for the purpose of computing the participant's alternative minimum tax liability. Income recognition is deferred until the shares acquired are disposed of and will be treated as long-term capital gain if the minimum holding period is met (two years from the date of grant and one year from the date of exercise). There is no tax deduction for the Company when an ISO is exercised. The participant's tax treatment upon a disposition of shares acquired through the exercise of a stock option is dependent upon the length of time the shares have been held. There is no tax consequence to the Company in connection with the disposition of these shares except that the Company would be entitled to a tax deduction in the case of a disposition of shares acquired upon exercise of an ISO before the ISO holding period has been satisfied.

    DISCONTINUATION OF PLAN, AMENDMENTS AND AWARD SUBSTITUTIONS. The Board of Directors may amend, alter or discontinue the 1998 Plan at any time, provided that any such amendment, alteration or discontinuance has been approved by the Company's shareholders, if shareholder approval is required under applicable laws, regulations or exchange requirements (including for the purpose of qualification under Section 162(m) of the Code as "performance-based compensation"), and does not impair the rights of any grantee, without his or her consent, under any award previously granted. The Committee may amend, prospectively or retroactively, the terms of any outstanding award, or substitute new awards for previously granted awards, provided that no amendment or substitution is inconsistent with the terms of the 1998 Plan or impairs the rights of any award grantee without his or her consent. Outstanding stock options may not be amended to reduce the exercise price to be less than 100% of the fair market value of the Common Stock as of the date of grant, unless such modification is pursuant to the antidilution provisions of the 1998 Plan. However, outstanding stock options may be replaced with new stock options having a lower exercise price. In practice (under the Company's existing stock option plans), the Board of Directors has never authorized the replacement of out-of-the money stock options held by directors or executive officers of the Company but has replaced, under what it determined to be extraordinary circumstances, out-of-the money stock options held by other participants on the condition that such participants gave up from one-half to two-thirds of the number of shares covered by the original options.

    AWARDS GRANTED. There have been no awards granted under the 1998 Plan, and the Committee does not have any intention or plans to make any awards under the 1998 Plan prior to obtaining shareholder approval.

                           COMMON STOCK OWNERSHIP OF
                   CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

    The following table provides information as to the beneficial ownership of the Company's Common Stock as of March 13, 1998, or as of December 31, 1997 for that information which is reported based upon Schedule 13G filings, by (i) each person or group known by the Company to be the beneficial owner of more than 5% of such Common Stock, (ii) each nominee and continuing director of the Company,
(iii) the Named Executive Officers (see "Summary Compensation Table"), and (iv) all directors and executive officers as a group (13 persons). Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 of the Securities and Exchange Commission (the "SEC") under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or dispositive power with respect to such securities or has the right to acquire beneficial ownership of such securities within 60 days by exercise of an option or otherwise. The persons named in the table have sole voting and dispositive powers with respect to all shares of Common Stock unless otherwise noted in the notes following the table.

Name of Beneficial Owner,                                   Amount and Nature of
Including Address                                         Beneficial Ownership of      Percent of Common
of Owners of More than 5%                                       Common Stock               Stock (1)
--------------------------------------------------------  ------------------------  -----------------------
Alfred and Annie Teo, joint tenants (2) ................        5,545,800(2)                   16.1%
 Alpha Industries, Inc.
 Page & Schuyler Avenues
 P.O. Box 808
 Lyndhurst, NJ 07071
Management Investors Group (3) .........................        4,470,530(3,4)                 12.6%
 10400 Yellow Circle Drive
 Minnetonka, MN 55343
Strong Capital Management, Inc. and                             1,900,000(5)                    5.5%
 Richard S. Strong, principal (5) ......................
 One Hundred Heritage Reserve
 P.O. Box 2936
 Milwaukee, WI 53201
Jack W. Eugster ........................................        1,717,634(6,7,8)                4.9%
Gary A. Ross ...........................................          672,078(6,7)                  1.9%
Keith A. Benson ........................................          553,203(6,7,9)                1.6%
Douglas M. Tracey ......................................          106,728(6,7)                 *
Kenneth F. Gorman ......................................           23,000(7)                   *
Michael W. Wright ......................................           58,000(7)                   *
Josiah O. Low, III .....................................           25,373                      *
Tom F. Weyl ............................................           19,000(7)                   *
William A. Hodder ......................................           12,030(7)                   *
Terry T. Saario ........................................                0                      *
Gilbert L. Wachsman ....................................                0                      *
All directors and executive officers as a group                 3,272,313(6,7,8,9)              9.3%
 (13 persons)...........................................

------------------------

  * Less than 1%

 (1) Based on 34,487,940 shares outstanding on March 13, 1998

 (2) Based on Schedule 13D, Amendment No. 6, dated November 18, 1997, filed jointly by the following entities with the following holdings: 4,797,100 shares beneficially owned by Alfred and Annie Teo as joint tenants with right of survivorship; 420,200 shares held by M.A.A.A. Trust for benefit of Mark, Andrew, Alan and Alfred (Jr.) Teo, Annie Teo and Teren Seto Handelman, co-trustees; 10,000 shares by Alpha Industries, Inc. Retirement Plan, Alfred Teo, Trustee; 26,600 shares by Alpha Technologies, Inc., a computer network company with Alfred Teo as Secretary, Treasurer and Chairman of the Board, and 291,900 shares by Lambda Financial Service Corp., a financial services company with Alfred Teo as President, Treasurer and Chairman of the Board.

 (3) The Management Investors Group is currently a group of 22 persons, including Messrs. Eugster, Ross, Benson and Tracey, who are either officers or former officers of the Company or members of their families. The group shares voting control of the shares indicated by virtue of being parties to a voting agreement (the "Management Voting Agreement") more fully described below.

 (4) Includes 987,461 shares which may be acquired pursuant to the exercise of vested stock options.

 (5) Based on Schedule 13G, Amendment No. 1, dated February 16, 1998, filed jointly by Strong Capital Management, Inc., a registered investment adviser, and Richard S. Strong, the Chairman of the Board and principal shareholder of Strong Capital Management, Inc., which shows 1,900,000 shares held on behalf of client discretionary accounts.

 (6) Of the shares listed, the following are Restricted Shares: 632,068 shares for Mr. Eugster; 243,104 shares each for Messrs. Ross and Benson; 48,640 for Mr. Tracey; and 1,188,984 for all directors and executive officers as a group (13 persons including Messrs. Eugster, Ross, Benson and Tracey). See "Certain Transactions -- Transactions with Management."

 (7) Includes shares of Common Stock which may now be acquired pursuant to the exercise of stock options as follows: Mr. Eugster, 408,067 shares; Mr. Ross, 179,134 shares; Mr. Benson, 155,600 shares; Mr. Tracey 41,900 shares; Messrs. Gorman, Wright and Weyl, 13,000 shares each; Mr. Hodder, 8,000 shares (3,000 of which are exersible but not vested); and all directors and executive officers as a group (13 persons), 869,937 shares.

 (8) Includes 14,500 shares held by the children and 10,000 shares held by the wife of Mr. Eugster who share the same household (Mr. Eugster disclaims beneficial ownership of these shares).

 (9) Includes 5,000 shares held by the children of Mr. Benson who share the same household. (Mr. Benson disclaims beneficial ownership of these shares).

MANAGEMENT VOTING AGREEMENT

    Under the Management Voting Agreement certain members of the Company's management (the "Management Investors") have agreed to vote certain of their shares of Common Stock as a block. Each vote will be determined by the holders of a majority of the class of shares entitled to vote owned by the Management Investors. Other than pursuant to Rule 144 under the Securities Act of 1933 or in a registered offering, the Management Investors may not transfer any shares to any person who does not become a party to the Management Voting Agreement. The Management Voting Agreement also calls for a restrictive legend to be put on all certificates held by the Management Investors. Management Investors who sell shares pursuant to Rule 144 or pursuant to a registered offering and later acquire a number of shares equal to or less than such sold shares must vote the newly acquired shares in the same manner. The Management Voting Agreement may be terminated at any time by the vote of at least 80% of all shares held by all Management Investors and, unless so terminated earlier, will expire on August 24, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

    Based on the Company's review of the copies of such forms received by it with respect to Fiscal Year 1997 and written representations received from certain reporting persons that no SEC Forms 5 were required for such persons, the Company believes that all Section 16(a) filing requirements have been complied with by the reporting persons.

                              CERTAIN TRANSACTIONS

RESTRICTED SHARES

    As part of the acquisition of MGI by the Company, the officers of MGI at the time (the "Management Investors") entered into a subscription agreement with the Company (the "Management Subscription Agreement") pursuant to which the Management Investors purchased approximately 21% of the Company's then outstanding shares of Common Stock as follows. On August 25, 1988, the Management Investors purchased at $2.50 per share, for an aggregate purchase price of $5.5 million, 2,200,000 shares of Common Stock ("Cash Shares"). The Management Investors also purchased 2,000,000 shares of Common Stock ("Restricted Shares") in consideration for the payment of $5,000, or $.0025 per share, on August 25, 1988. At December 31, 1997, 1,991,308 shares of the Restricted Stock were outstanding, the remainder having been converted to Cash Shares (valued at $4.50 per share) and purchased by the remaining Management Investors when one officer resigned from the Company. The Restricted Shares were originally subject to a four-year vesting schedule, which is now completed. Although holders of Restricted Shares have voting and dividend rights, no Restricted Shares are transferable by the holder thereof until such holder has paid the Company an additional $2.4975 or $4.4975 per share, as applicable. The Management Investors are not obligated to make such additional payment. However, after August 25, 2003, the Company may buy back the Restricted Shares for $.0025 per share.

REGISTRATION RIGHTS

    The Company has granted to the Management Investors Group certain demand and piggy-back registration rights with respect to the Common Stock. The Company is obligated to pay the expenses (excluding underwriting discounts and commissions) of such registrations and to indemnify the Management Investors for certain registration related liabilities.

                      EXECUTIVE OFFICERS AND COMPENSATION

    The Company's executive officers (other than Messrs. Eugster, Benson and Wachsman whose biographical information is included under "Election of Directors" herein) are identified below. Executive officers of the Company currently hold the same respective positions with MGI.

    Gary A. Ross, age 50, has been President, Superstores Division since August 1996. Prior to that he served in the position of President of the Suncoast Division since 1990. Since joining MGI in 1984, he has served in the positions of Executive Vice President of Marketing and Merchandising, Senior Vice President of Marketing and Merchandising, Senior Vice President of Marketing and Merchandising of the Retail Division and Senior Vice President of Planning and Administration of the Retail Division. Mr. Ross served as a director of the Company from January 1, 1990 to December 31, 1990. Mr. Ross is a past chairman and currently a director of the Video Software Dealers Association. Prior to joining MGI, he was with The Gap Stores and Target Stores.

    Douglas M. Tracey, age 44, has been Senior Vice President of Distribution since August 1994. He was first appointed a senior vice president in April 1992 and has served in the positions of General Manager of the On Cue Division, Senior Vice President of Marketing Services and Senior Vice President of Administration and Distribution. Previously, from 1986 through April 1992, he served as Vice President, Distribution. Mr. Tracey joined MGI in 1971 and has held the positions of Managing Director of National Distribution, General Manager Minneapolis Distribution Center, Manager of Policies and Procedures, National Store Operations Manager, District Supervisor and Store Manager.

    Marcia F. Appel, age 47, has been Senior Vice President of Corporate Advertising, Partnership Marketing and Communications since October 1996. Previously, she had served as Vice President, Communications and Music Stores Marketing since February 1996. Ms. Appel joined the Company in April of 1993 as Vice President, Communications and Publications. Prior to joining MGI, Ms. Appel was Executive Director of the National Association of Area Business Publications, and she has also worked for Control Data Corporation and Dorn Communications.

    Richard J. Odette, age 54, was elected Senior Vice President, Prerecorded Audio on January 4, 1998. Previously, Mr. Odette had served as Vice President, Prerecorded Audio since 1988. Mr. Odette joined MGI in 1982 and has held the positions of Managing Director of Software, Director of Software Merchandising, National Merchandising Manager of Software, and Zone Merchandising Manager for the Retail Division. Prior to joining MGI, Mr. Odette was with Richard's Inc. and Target Stores, Inc.

    The following table sets forth information concerning total compensation earned by the Company's Chief Executive Officer and the other four most highly compensated executive officers in Fiscal Year 1997 (collectively the "Named Executive Officers" or "NEOs") for all services rendered to the Company and its subsidiaries during each of the last three fiscal years.

Summary Compensation Table

                                                                                          Long-Term
                                                                                        Compensation
                                                                                           Awards
                                                 Annual Compensation Awards            ---------------
                                       ----------------------------------------------    Securities
Name and                                                             Other Annual        Underlying         All Other
Principal Position            Year     Salary ($)   Bonus ($)(1)   Compensation ($)    Options (#)(2)    Compensation ($)
-------------------------  ----------  -----------  ------------  -------------------  ---------------  ------------------
Jack W. Eugster                 1997    $ 535,600    $ 983,474(3)     $   8,741(4)           95,000        $ 306,204(5)
 Chairman of the Board,         1996      515,000       64,375           12,465              60,000          309,433
 President and C.E.O.           1995      507,500            0            7,915              60,000          304,170

Gilbert L. Wachsman             1997    $ 423,208    $ 518,127(3)     $     964(4)           52,500        $   7,553(6)
 Vice Chairman                  1996(7)    188,346     283,000            7,319             175,000           46,392
                                1995

Keith A. Benson                 1997    $ 323,146    $ 388,308(3)     $   4,965(4)           42,500        $ 136,523(8)
 Vice Chairman & CFO            1996      302,546       26,473            4,932              47,500          137,203
                                1995      293,012            0            2,100              22,500          134,139

Gary A. Ross                    1997    $ 327,052    $ 367,700(3)     $  13,111(4)           42,500        $ 122,541(9)
 President, Superstores         1996      297,879       26,064           10,319              47,500          124,095
 Division                       1995      280,887       38,940            7,700              22,500          119,961

Douglas M. Tracey               1997    $ 177,438    $ 173,497(3)         1,427(4)           15,000        $   3,579(10)
 Senior Vice President          1996      171,600       12,870            2,747              10,000            2,775
 of Distribution                1995      167,285                         2,878              10,000            2,333

------------------------

(1) Reflects bonus earned for service during the fiscal year indicated under the Company's incentive plans although all or a portion of the bonus may have been or will be awarded during the next fiscal year and beyond. (See "Report of Compensation Committee on Executive Compensation" and footnote (3) below.)

(2) The number indicated is the number of shares of Common Stock which can be acquired upon the exercise of options subject to vesting restrictions. The Company has not granted any stock appreciation rights ("SARs").

(3) Includes the following amounts earned under the LTIP which have not been paid to the NEOs and are not payable until January 1999: Mr. Eugster, $344,314; Mr. Wachsman, $179,561; Mr. Benson, $137,106; Mr. Ross, $138,763;
    and Mr. Tracey, $57,034.

(4) Other Annual Compensation for 1997 consists of amounts reimbursed for the payment of taxes.

(5) All Other Compensation for Mr. Eugster for 1997 includes the following:
    401(k) Company match: $4,815; medical/dental plans, incremental cost:
    $4,632; life insurance and excess liability insurance imputed income:
    $13,777; and a premium of $282,980 paid for a life insurance policy under a split-dollar arrangement whereby the Company will recoup the premium and the executive will be entitled to the accrued earnings from the policy (See "Pension Plan").

(6) All Other Compensation for Mr. Wachsman for 1997 includes the following:
    401(k) Company match: $4,319; medical/dental plans, incremental cost:
    $1,320; life insurance and excess liability insurance imputed income:
    $1,914.

(7) Mr. Wachsman joined the Company in July 1996.

(8) All Other Compensation for Mr. Benson for 1997 includes the following:
    401(k) Company match: $4,815; medical/dental plans, incremental cost:
    $3,960; life insurance and excess liability insurance imputed income:
    $7,865; and a premium of $119,883 paid for a life insurance policy under a split-dollar arrangement whereby the Company will recoup the premium and the executive will be entitled to the accrued earnings from the policy (See "Pension Plan").

(9) All Other Compensation for Mr. Ross for 1997 includes the following: 401(k) Company match: $4,815; medical/dental plans, incremental cost: $3,737; life insurance and excess liability insurance imputed income: $6,939; and a premium of $107,050 paid for a life insurance policy under a split-dollar arrangement whereby the Company will recoup the premium and the executive will be entitled to the accrued earnings from the policy (See "Pension Plan").

(10) All Other Compensation for Mr. Tracey for 1997 includes the following:
    Company contribution to medical/dental plans, incremental cost: $2,955; and life insurance and excess liability insurance imputed income: $624.

Option Grants in Last Fiscal Year

                                                       Individual Grants                              Potential Realizable
                              --------------------------------------------------------------------   Value at Assumed Annual
                                 Number of                                                            Rates of Stock Price
                                 Securities       Percent of Total                                   Appreciation for Option
                                 Underlying      Options Granted to                                           Term
                                  Options       Employees in Fiscal      Exercise      Expiration   -------------------------
Name                           Granted (#)(1)           Year          Price ($/Sh)(2)     Date       5% ($)(3)    10% ($)(3)
----------------------------  ----------------  --------------------  ---------------  -----------  -----------  ------------
Jack W. Eugster.............        70,000(4)             9.72%          $  1.9375       06/12/07   $    78,167  $    204,804
                                    25,000(5)             3.47%             6.1875       12/22/07        99,827       250,585

Gilbert L. Wachsman.........        40,000(4)             5.55%             1.9375       06/12/07        44,667       117,031
                                    12,500(5)             1.73%             6.1875       12/22/07        49,914       125,292

Keith A. Benson.............        30,000(4)             4.16%             1.9375       06/12/07        33,500        87,773
                                    12,500(5)             1.73%             6.1875       12/22/07        49,914       125,292

Gary A. Ross................        30,000(4)             4.16%             1.9375       06/12/97        33,500        87,773
                                    12,500(5)             1.73%             6.1875       12/22/07        49,914       125,292

Doug Tracey.................        10,000(4)             1.38%              1.875       06/12/07        11,792        29,883
                                     5,000(5)             0.69%             6.1875       12/22/07        19,965        50,117

    All Shareholders (6)..........................................................................  $40,912,740  $103,680,916

--------------------------

(1) The number indicated is the number of shares of Common Stock which can be acquired upon the exercise of options. The Company has not granted any SARs.

(2) Fair market value of the Common Stock on the date of each grant equaled the exercise price.

(3) The assumed rates of 5% and 10% are hypothetical rates of stock price appreciation selected by the SEC and are not intended to, and do not, forecast or assume actual future stock prices. The Company believes that future stock appreciation, if any, is unpredictable and is not aware of any formula that will determine with any reasonable accuracy the present value of stock options based on future factors which are unknowable and volatile. No gain to option holders is possible without an appreciation in stock prices, and any such increase will benefit all shareholders commensurately. There can be no assurance that the amounts reflected in this table will be achieved.

(4) All options have a term of ten years, but provide for early termination upon termination of employment, are not transferable other than to immediate family members and become exercisable in equal installments on June 12, 1999, 2000 and 2001, subject to acceleration of vesting upon a change in control. All options are NQSOs.

(5) All options have a term of ten years, but provide for early termination upon termination of employment, are not transferable other than to immediate family members and become exercisable in equal installments on January 1, 2000, 2001 and 2002, subject to acceleration of vesting upon a change in control. All options are NQSOs.

(6) Calculated using the market closing price on June 12, 1997 and the total number of shares then outstanding, 34,696,000, with appreciation calculated until June 12, 2007, the expiration date of the first option grant listed above.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
  Values

                                                                       Number of Securities
                                                                      Underlying Unexercised        Value of Unexercised
                                                                            Options at              In-the-Money Options
                            Shares Acquired on                       Fiscal Year-End (#)(1)(2)    at Fiscal Year-End ($)(2)
Name                           Exercise (#)      Value Realized($)  (Exercisable/Unexercisable)  (Exercisable/Unexercisable)
--------------------------  -------------------  -----------------  ---------------------------  ---------------------------
Jack W. Eugster...........               0           $       0             369,334/266,666           $  603,900/723,125
Gilbert L. Wachsman.......               0                   0                   0/227,500                    0/983,750
Gary A. Ross..............               0                   0             142,467/130,833              231,800/400,406
Keith A. Benson...........               0                   0             142,467/130,833              231,800/400,406
Douglas M. Tracey.........               0                   0              37,900/50,000                22,875/113,125

------------------------

(1) The Company does not have any outstanding SARs.

(2) Value is calculated as the difference between the closing market price of the common stock on December 31, 1997, which was $7.3125, and the option exercise price (if less than $7.3125) multiplied by the number of shares underlying the option.

Report of the Compensation Committee on Executive Compensation

    The Compensation Committee of the Board of Directors (the "Compensation Committee"), composed entirely of independent outside directors, reviews and makes recommendations to the Board on an annual basis with respect to the Company's executive compensation policies and the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

    The Committee oversees the Company's executive compensation program, including the Company's qualified and non-qualified benefit plans as they pertain to executive officers. The Company currently maintains a variety of employee benefit plans in which its executive officers may participate, including the Pension Plan, the Capital Accumulation (KSOP) Plan, stock option and incentive plans and a split-dollar life insurance program.

EXECUTIVE COMPENSATION PROGRAM

    The Company considers the maintenance of a stable and effective management group to be essential to protecting and enhancing the best interests of the Company and its shareholders. The components of the Company's executive compensation program include (a) base salaries (subject to the terms of applicable employment agreements), (b) performance-based bonuses, (c) stock options and other stock-based awards, (d) miscellaneous fringe benefits comparable to those of similar companies, and (e) qualified and non-qualified retirement plans and programs. The combination of base salary, bonuses, stock options and other benefits reflects the following Company objectives:

    - correlating compensation with the Company's profitability;

    - attracting and retaining highly qualified and motivated key executives who are necessary for the long-term success of the Company; and

    - recognizing and rewarding outstanding individual performance.

    In order to make its recommendations to the Board concerning executive officer compensation, the Compensation Committee reviews and evaluates the Company's operating results as compared to the budgeted plan for the current year and to the prior year's actual performance. Generally, salary decisions for the current year are made in January of that year based on the prior year's performance while bonus decisions for the current year are not made until the financial results for the current year are calculated in the following year.

    In addition, the Compensation Committee reviews a compensation study compiled by the Company. The Company participates in several nationally recognized surveys on the compensation of executives. The information from such surveys which is used by the Compensation Committee consists of summary information for companies in the retail business with comparable annual revenues. The survey information received is not company specific. Over one hundred companies participate in the overall surveys. The Compensation Committee reviews comparison information from companies in retail generally, rather than just the Company's specialty area, because the Company believes that it competes with a wide range of companies for executive talent. In 1996, the Company's executive compensation packages were analyzed by Frederic
W. Cook & Co. ("Cook"), which determined them to be generally competitive.

    Although currently the base salaries of the Company's executive officers generally fall near the salary medians for similarly sized companies in the retail business, as derived from the national survey information, it is not a set policy of the Compensation Committee that such base salaries should be at the median. Instead, the Compensation Committee recognizes that variances may be appropriate when also considering the experience, performance and responsibilities of the individual executive officer. In view of the financial performance of the Company for the prior year, the Compensation Committee did not feel that merit salary increases for the executive officers were in order for 1997. However, due to the fact that no salary increases (other than as a result of promotions) were given in 1996, the Committee approved a 4% cost of living increase for executive officers.

    The weight given corporate performance factors is mainly reflected in the bonus program of the Company. This program, as embodied in the current Management Incentive Plan ("MIP") and Long Term Incentive Plan, puts approximately 65% of the CEO's maximum cash compensation at risk since bonuses are generally awarded only if the Company achieves certain corporate performance goals. The percentage at risk for the other executive officers named in the compensation tables ranges from 49% to 56%. In 1996, the Board made an exception to this general policy by authorizing a guaranteed bonus providing a payout equal to 25% of the target bonus for each participant. This award was paid out in two equal installments on February 1, 1997 and February 1, 1998 but only to those participants still actively employed on those dates. The Compensation Committee felt a special bonus unrelated to Company performance was necessary for the Company's turnaround effort as it encouraged employee retention during difficult times.

    The funding of the MIP bonus pool is determined by corporate performance goals that are set by the Compensation Committee during the first quarter of each year. For 1997, the corporate performance goals were tied to the Company's earnings before income taxes, depreciation and amortization ("EBITDA") and adjusted for average minimum rent and special professional fees. The MIP also allows the Compensation Committee to determine whether discretionary incentive funds are to be made available for awards to participants based on their individual performance and not contingent upon the attainment of business goals. To further encourage long term retention of key employees, the Company's practice has been to pay out 80% of each bonus in cash and defer 20%. The deferred portion is paid out over a four year period (contingent upon the participant remaining with the Company) and increases or decreases annually based upon an adjusted calculation of the net worth of the Company. This practice was suspended for bonus awards earned for 1997, which were paid out in full.

    For 1997 the maximum EBITDA target was achieved and MIP awards totaling $4,148,666 (including discretionary awards totaling $181,000) were awarded to 120 participants, and, of this amount, $1,574,328 (including a discretionary amount of $85,000) was awarded to the NEOs.

    The Long Term Incentive Plan ("LTIP") for the Company's executive officers sets Company performance goals for each year of a three year period. For the initial years of the plan, 1996, 1997 and 1998, a cash award is earned for each year that the applicable goal is met, and payout of an earned award is deferred for one year. Beginning with the 1998 to 2000 three-year cycle, awards will be earned based on meeting the combined goals for the three-year cycle, and earned awards will be paid out immediately at the end of the three-year cycle. The CEO is eligible to earn an annual bonus of up to 75% of his base salary and the other executive officers may earn bonuses of up to 37.5% to 49.5% of their base salaries. Aggressive target goals were set for the years 1996, 1997 and 1998 based on EBITDA (weighted at 75% and adjusted for average minimum rent and certain special professional fees) and working capital (weighted at 25% and defined as average inventory less average accounts payable). LTIP awards are in addition to any MIP awards. Actual Company performance for 1997 fell approximately half-way between the target and maximum goals (on a weighted basis) and LTIP awards totaling $906,624 were earned by six participants, and, of this amount, $856,778 was earned by the NEOs. These awards will be paid out in January 1999.

    The Company also maintains a stock option plan for its key employees, including the executive officers, under which awards are made from time to time. The Compensation Committee's policy is that the exercise price of each stock option awarded is at least the market value of the Company's stock on the day of the award. The number of stock options awarded is discretionary and determined subjectively by the Compensation Committee with a view toward what will attract, retain and motivate senior management and other employees as well as what is adequate to reward Company and individual performance. The Committee believes that awarding stock options aligns the interests of the executives with the interests of shareholders.

SECTION 162(m) LIMITATIONS

    Section 162(m) of the Code generally places a $1 million limit on the tax deduction allowable for compensation paid to any NEO during a tax year unless the compensation meets certain requirements. The Board is not planning to change the process for determining awards under the Company's incentive plans to meet the requirements of Section 162(m) because it believes that the exercise of discretion in determining bonus awards in the same manner as in the past is in the best interests of the Company. Therefore, bonus payments will count against the $1 million limit. The Company's 1994 Employee Stock Option Plan and the proposed 1998 Stock Incentive Plan do satisfy the requirements for performance-based compensation under Section 162(m). Stock option awards to the executive officers since 1994 have been made from the 1994 plan and it is intended that future stock option awards will be made from the 1998 Plan if approved by the shareholders. Any compensation realized by the executive officers when exercising such options will not count toward the $1 million limit. The Compensation Committee has no other policy with respect to qualifying compensation paid to the executive officers under Section 162(m). The taxable compensation paid in 1997 to the affected individuals will not exceed the $1 million deductibility limit except for the Chief Executive Officer ("CEO"). The amount of the CEO's compensation that will not be deductible for the 1997 tax year is $276,037.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The minimum base salary of the Chief Executive Officer ("CEO") is set by, and subject to the terms of, his employment agreement which was executed in August 1988, as amended. Increases are considered and recommended by the Compensation Committee, if appropriate, at the beginning of each fiscal year. The CEO received no salary increase in 1996 and a very small increase in 1995, and the Compensation Committee found that the CEO's base salary was now well below that of the average for CEOs employed in similar sized corporations. For 1997, the CEO was given the same 4% cost of living increase received by the other executive officers. Under the MIP Plan the CEO earned the maximum award of $639,160 (including a discretionary award of $50,000), and, under the LTIP plan, he earned an award of $344,314 (approximately 86% of the maximum award) which will not be payable until January 1999. The Company's turnaround efforts began to bear fruit in 1997, and the Compensation Committee feels that the CEO's individual efforts contributed greatly to the turnaround.

    In June and December 1997, the Company awarded nonqualified stock options to the CEO, along with other executive officers, as disclosed in the compensation tables. These awards vest over a period of at least four years and were granted at an exercise price equal to fair market value as of the day of grant. The purpose of granting options with a vesting period is to retain the services of the CEO and other option recipients. The amount of the award to the CEO was based principally on the Compensation Committee's assessment of his performance. The Compensation Committee also subjectively reviewed the amount and terms of stock options previously granted. Since the stock options awarded to the CEO will only be of value if the market price of the Company's stock increases, the Compensation Committee believes that such compensation encourages the CEO to improve the performance of the Company.

    In the Compensation Committee's opinion, the total compensation package for the CEO in 1997 appropriately reflects the CEO's individual performance level in carrying out his overall responsibility for the Company.

    The foregoing report is submitted by the members of the Compensation Committee.

                                          William A. Hodder, Chairman
                                          Michael W. Wright
                                          Tom F. Weyl

Employment and Change of Control Agreements

    The Company entered into employment agreements, effective August 25, 1988, with Messrs. Eugster, Benson and Ross (along with Mr. Wachsman, where applicable, the "Executives") and, at the same time, entered into change in control agreements with Messrs. Eugster, Benson and Ross. The change in control agreements for Messrs. Benson and Ross which had expired September 1, 1991 were reinstated on December 3, 1996. As amended January 22, 1992, November 27, 1995 and December 3, 1996, the employment agreements provide for employment in each Executive's current position (or, except in the case of Mr. Eugster, a similar executive capacity) until August 31, 2001 for Mr. Eugster and August 31, 2000 for Messrs. Benson and Ross, all subject to automatic extensions of one additional year continuously thereafter unless either party gives notice to the other that no further extension is desired by, for the next such extension, February 28, 1999, and on each anniversary of such date for successive extensions thereafter (in each case the "Employment Period"). The employment agreements provide that the annual base salaries of the Executives will be no less than the following amounts plus periodic increases granted pursuant to the Company's customary procedures and practices: $535,600 for Mr. Eugster; $323,146 for Mr. Benson; and $327,052 for Mr. Ross. The purpose of these agreements is to assure the Company of the continued service of each Executive.

    The Company may terminate the employment of any Executive for cause (as narrowly defined in the employment agreements) without further obligation by the Company except for vested benefits under the Capital Accumulation Plan and the Retirement Plan. Otherwise the agreements provide for certain severance benefits in the event employment is terminated for other reasons, including resignation, death or disability, except for voluntary resignation in the case of Messrs. Benson and Ross. If the Executive is terminated due to a material breach by the Company (including a significant reduction in the Executive's authority or responsibility), the Executive would be entitled for the remainder of the current Employment Period to his salary and all other benefits, including a supplemental retirement benefit and substitute incentive award and immediate vesting of all stock options. The foregoing payments and benefits are reduced for compensation and benefits received from other employment or consulting positions.

    Upon the employment of Mr. Wachsman on July 17, 1996, he and the Company entered into a severance agreement. The severance agreement is effective until July 31, 2001 and provides that in the event of termination without cause or for good reason Mr. Wachsman will be paid 12 months of salary continuation and a substitute incentive award equal to 40% of base salary. A Change in Control Agreement similar to that of the other Executives was entered into with Mr. Wachsman on March 10, 1997.

    The change in control agreements for the Executives, as amended November 27, 1995 and December 3, 1996, only become operative upon the occurrence of a change in control of the Company which as defined in the agreements occurs when any person becomes the beneficial owner of 20% or more of the Company's Common Stock (whether or not the Common Stock is publicly traded at the time), or makes a tender offer for such control with a substantial likelihood of success, or 70% of the Company's or MGI's assets are sold, or a majority of the directors of the Company are persons who generally were not nominated for election nor appointed to fill vacancies by the incumbent board of directors. The agreements provide for continued employment of Mr. Eugster for a period of three years, and of Messrs. Benson, Ross and Wachsman for a period of two years, following a change in control, subject to automatic extensions of one additional year continuously thereafter unless either party gives notice to the other that no further extension is desired by, for the first such extension, the end of the sixth month following the change in control, and on each anniversary of such date for successive extensions thereafter. During said period the Executive will be entitled to terminate his employment if there has been a significant change in the nature or scope of his authority, powers, functions, duties or responsibilities, a reduction in compensation, another material breach of the agreement by the Company, or the liquidation, dissolution or reorganization of the Company where the successor shall not have assumed the obligations of the agreement. In such event, the Executive is entitled to a lump sum payment equal to the present value of his salary, bonuses and a substitute retirement benefit for the remaining term of the agreement, but not less than 24 months for Mr. Eugster and 12 months for Messrs. Benson, Ross and Wachsman, and all other death, disability and health benefits continue until age 65. The foregoing payments and benefits are reduced (by way of quarterly reimbursements) for compensation and benefits received from other employment or consulting positions. Any stock options held by the Executive become fully vested upon a change in control and after a change in control the Executive may request that a trust be established by the Company to fund all amounts to which the Executive is or may become entitled.

    Should payments under any of the above agreements become subject to the 20% excise tax under Section 4999 of the Code, the Company will pay such additional amounts as would put the Executive in the same after-tax position as if such excise tax did not apply.

Pension Plan

    The Company maintains a non-contributory defined benefit plan, The Musicland Group, Inc. Employees' Retirement Plan (the "Retirement Plan"), qualified under
Section 401 of the Code, in which its regular, non-union employees hired before July 1, 1990, except hourly store clerk employees hired after January 1, 1989, participate. Messrs. Eugster, Benson, Ross, and Tracey participate in the Retirement Plan.

    Prior to January 1, 1989, accrued retirement benefits were calculated by using a formula that took into account average base compensation, credited service and primary Social Security benefits payable at retirement, with the normal monthly retirement benefit being an amount equal to 4% of average base compensation times years of credited service (maximum 15 years), less two-thirds of monthly primary Social Security benefits. An employee's average base compensation was defined as one-twelfth of his or her average annual base compensation during all his or her plan years of participation while an employee.

    Effective January 1, 1989, for any participant who completes at least one hour of service on or after January 1, 1989, the accrued retirement benefit formula was amended to be 1% of the participant's average pensionable compensation that does not exceed the participant's covered compensation for such plan year plus a percentage (from 1.65% to 1.75% depending upon the participant's applicable Social Security retirement age, but limited to 1.65% for all employees after January 1, 1992) of the participant's average base compensation which exceeds the participant's covered compensation for such plan year times the years of benefit service (maximum 35 years). A participant keeps his or her accrued retirement benefit calculated as of December 31, 1988 under the old formula as long as the same is greater than his or her current accrued retirement benefit calculated under the new formula. For purposes of calculating the new formula, a participant's base compensation for years prior to January 1, 1984 is deemed to be the same as the base compensation in effect on that date and, for years beginning with January 1, 1989, will include all cash compensation (including bonuses and overtime). Covered compensation relates to the average of the taxable wage bases in effect for each calendar year during the 35-year period prior to the participant reaching Social Security retirement age.

    A participant whose employment terminates prior to age 65 and who does not qualify for an early retirement benefit, disability retirement benefit or death benefit (all of which are also provided for by the Retirement Plan) is entitled to a fully vested and nonforfeitable deferred retirement benefit if the participant has been credited with "elapsed time as an employee" of at least 5 years. The basic pension is a monthly pension payable during the participant's lifetime commencing at age 65. Early retirement, disability retirement and deferred retirement benefits are reduced if payment of any such benefits commences prior to the participant's normal retirement date (age 65 and 5 years of participation in the Retirement Plan). The Retirement Plan contains provisions for optional methods of benefit payments including lump sum payments under certain circumstances.

    The following table sets forth the estimated annual benefits payable upon normal retirement at age 65 (calculated as a straight life annuity) assuming retirement in 1997 at age 65 and based upon the specified cash compensation (which for Messrs. Eugster, Benson and Ross would be the amounts listed under the salary and bonus columns) and years-of-service classifications. The amounts shown below are maximum amounts and do not take into consideration the Social Security offset portion of the formula nor the limits on retirement benefits imposed by Sections 415 and 417(e) of the Code.

                               Pension Plan Table

                                                       Years of Service
Average Cash                      ----------------------------------------------------------
Compensation                          15          20          25          30          35
--------------------------------  ----------  ----------  ----------  ----------  ----------
$ 125,000.......................  $   28,600  $   38,100  $   47,600  $   57,100  $   66,700
  150,000.......................      34,800      46,300      57,900      69,500      81,100
  175,000.......................      40,900      54,600      68,200      81,900      95,500
  200,000.......................      47,100      62,800      78,500      94,300     110,000
  225,000.......................      53,300      71,100      88,900     106,600     124,400
  300,000.......................      71,900      95,800     119,800     143,800     167,700
  400,000.......................      96,600     128,800     161,000     193,300     225,500
  450,000.......................     109,000     145,300     181,700     218,000     254,300
  500,000.......................     121,400     161,800     202,300     242,800     283,200
  750,000.......................     183,300     244,300     305,400     366,500     427,600
 1,000,000......................     245,100     326,800     408,500     490,300     572,000

    Section 415 of the Code places a limit (at $125,000 beginning in 1997) on the amount of annual benefits that may be paid from a plan such as the Retirement Plan. Section 417(e) of the Code also imposes a combined limitation where an employee is covered by benefits from both a defined benefit pension plan and a defined contribution plan, and, beginning in 1997, only the first $160,000 of compensation (annually indexed for inflation) may be considered for Retirement Plan purposes. The Company has enabled Messrs. Eugster, Benson and Ross to obtain life insurance policies under a "split-dollar" arrangement, which should not result in a long-term cost to the Company due to the features of the policies. The earnings from these policies will help offset the losses to the individuals resulting from the foregoing tax limitations.

    As of December 31, 1997, the estimated years of benefit service for Messrs. Eugster, Benson, Ross and Tracey were 17.5 years, 17.5 years, 13.3 years and 26 years, respectively.

Stock Performance Graph

    The following performance graph compares the Company's cumulative total stockholder return on its Common Stock for the period beginning December 31, 1992, until December 31, 1997, with the cumulative total returns of the Standard & Poor's Corporation ("S&P") 500 Stock Index and the S&P Retail Stores Composite Index. The comparison assumes $100 was invested in the Company's Common Stock and in each index at the beginning of the comparison period and reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                          Dec. 31, 1992   Dec. 31, 1993   Dec. 31, 1994   Dec. 31, 1995   Dec. 31, 1996   Dec. 31, 1997
Musicland Stores Corp.               100             180              78              37              13              64
S&P 500                              100             110             112             153             189             252
S&P Retail Composite                 100              96              88              98             116             167

                            EXPENSES OF SOLICITATION

    The costs of this solicitation have been or will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by the Company's directors, officers and employees, without extra compensation, by personal interview, telephone and telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

                           ANNUAL REPORT ON FORM 10-K

    UPON WRITTEN REQUEST OF ANY SHAREHOLDER SOLICITED HEREBY, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997. REQUESTS SHOULD BE DIRECTED TO TIMOTHY
J. SCULLY, INVESTOR RELATIONS, 10400 YELLOW CIRCLE DRIVE, MINNETONKA, MINNESOTA 55343. ANY BENEFICIAL OWNER SHOULD INCLUDE A GOOD FAITH REPRESENTATION THAT AS OF THE RECORD DATE HE OR SHE IS A BENEFICIAL OWNER OF COMMON STOCK.

                         SHAREHOLDER PROPOSALS FOR 1999

    In order for any shareholder proposal to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to the annual meeting of shareholders to be held in 1999, the same must be received by the Company at its principal executive offices no later than November 30, 1998.

Dated: March 30, 1998

                                          By Order of the Board of Directors

                                          HEIDI M. HOARD
                                          SECRETARY

                            MUSICLAND STORES CORPORATION

                             1998 STOCK INCENTIVE PLAN


                                 TABLE OF CONTENTS

 SECTION 1.1     Name and Purpose of the Plan...........................      1

 SECTION 1.2     Certain Definitions....................................      1

 SECTION 2.1     Authority and Duties of Committee......................      4

 SECTION 2.2     Delegation of Authority................................      5

 SECTION 3.1     Total Shares Limitation................................      6

 SECTION 3.2     Other Shares Limitations...............................      6

 SECTION 3.3     Awards Not Exercised...................................      6

 SECTION 3.4     Dilution and Other Adjustments.........................      6

 SECTION 4.1     Participant Eligibility................................      7

 SECTION 5.1     Stock Option Grant and Agreement........................     7

 SECTION 5.2     Stock Option Terms and Conditions.......................     7

 SECTION 5.3     Grant of Reload Options................................      9

 SECTION 5.4     Termination of Stock Options...........................      9

 SECTION 6.1     ISO Eligibility........................................     11

 SECTION 6.2     Special ISO Rules......................................     12

 SECTION 6.3     IRS Code Amendments....................................     12

 SECTION 7.1     SAR Grant and Agreement................................     13

 SECTION 7.2     Term of SARs...........................................     13

 SECTION 7.3     SAR Exercise...........................................     13

 SECTION 7.4     SAR Grant Terms and Conditions.........................     13

 SECTION 8.1     Restricted Stock Grant and Agreement...................     14

 SECTION 8.2     Restricted Stock Terms and Conditions..................     14

 SECTION 9.1     Performance Stock Grant and Agreement..................     16

 SECTION 9.2     Performance Objectives.................................     16


 SECTION 9.3     Adjustment of Performance Objectives...................     16

 SECTION 9.4     Other Terms and Conditions.............................     17

 SECTION 10.1     Transfer of Participant...............................     18

 SECTION 10.2     Effect of Leave of Absence............................     18

 SECTION 11.1     Change in Control Defined.............................     18

 SECTION 11.2     Acceleration of Awards................................     19

 SECTION 12.1     Awards Deemed Non-transferable........................     20

 SECTION 12.2     Limited Transferability of NQSOs......................     20

 SECTION 13.1     Amendment and Discontinuation of Plan.................     20

 SECTION 13.2    Amendment of Grants....................................     21

 SECTION 14.1     Unfunded Status of Plan...............................     21

 SECTION 15.1     Delivery of Stock Certificates........................     21

 SECTION 15.2    Applicable Restrictions on Stock.......................     22

 SECTION 15.3     Book Entry............................................     22

 SECTION 16.1     No Implied Rights to Awards or Employment.............     22

 SECTION 16.2     Other Compensation Plans..............................     22

 SECTION 16.3     Tax Withholding.......................................     22

 SECTION 16.4     Arbitration...........................................     23

 SECTION 16.5     Rule 16b-3 Compliance.................................     23

 SECTION 16.6     Deferrals.............................................     23

 SECTION 16.7     Successors............................................     23

 SECTION 16.8     Severability..........................................     23

 SECTION 16.9     Governing Law.........................................     23

 SECTION 17.1     Plan Adoption.........................................     24


                             MUSICLAND STORES CORPORATION
                              1998 STOCK INCENTIVE PLAN


                                     ARTICLE I
                        GENERAL PURPOSE OF PLAN; DEFINITIONS

     SECTION 1.1. NAME AND PURPOSE. The name of this plan is the Musicland Stores Corporation 1998 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to enable Musicland Stores Corporation and its Affiliates to (i) attract and retain directors, officers and other employees who contribute to the Company's success by providing incentive compensation opportunities competitive with other companies, (ii) motivate Plan participants to achieve long term success and growth of the Company, and (iii) align the interests of the Plan participants with those of the Company's public shareholders.

    SECTION 1.2. CERTAIN DEFINITIONS. For purposes of the Plan, the following terms are defined as set forth below:

          (a) "AFFILIATE" means any corporation, partnership, joint venture or other entity controlling, controlled by, or under common control with the Company as determined by the Board of Directors in its discretion.

          (b) "AWARD" means any grant under this Plan of a Stock Option, Stock Appreciation Right, Restricted Stock or Performance Stock to any Plan participant.

          (c) "BOARD OF DIRECTORS" means the Board of Directors of Musicland Stores Corporation, with any individual members thereof being referred to as a "Director."

          (d) "CAUSE" means any failure by a participant to perform substantially his or her duties with the Company, after reasonable notice to the participant of such failure, conduct by a participant that is in material competition with the Company or conduct by a participant that breaches his or her duty of loyalty to the Company or that is materially injurious to the Company, monetarily or otherwise, which conduct may include, but is not limited to, (i) disclosing or misusing any confidential information pertaining to the Company or an Affiliate; (ii) attempting, directly or indirectly, to induce any employee or agent of the Company to be employed or perform services elsewhere or (iii) disparaging the Company or any of its respective officers or directors. The determination of whether any conduct, action or failure to act constitutes "Cause" is made by the Committee in its sole discretion, PROVIDED that, with respect to any Director, "Cause" only refers to removal of the Director by the shareholders for cause under Delaware law.

          (e) "CODE" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code includes a reference to any regulation promulgated thereunder and to any successor provision.

          (f) "COMMITTEE" means the entity administering the Plan as provided in Section 2.1 of the Plan or, if none has been appointed, then the Board of Directors as a whole.

          (g) "COMPANY" means Musicland Stores Corporation, a corporation organized under the laws of the State of Delaware (or any successor corporation) and its consolidated subsidiaries.

          (h) "DATE OF GRANT" means the date on which the Committee grants an Award or a future date that the Committee designates at the time of the Award.

          (i) "DISABILITY" means a participant's physical or mental incapacity resulting from personal injury, disease, illness or other condition, which
     (i) prevents him or her from performing his or her duties for the Company, as the same is determined by the Committee or its designee after reviewing any medical evidence or requiring any medical examinations which the Committee or its designee considers necessary to its determination, and
     (ii) results in a termination of his or her employment with the Company.

          (j) "EARLY RETIREMENT" means a participant's retirement from active employment with the Company on or after the age of 60 with at least ten years of service or on or after the age of 55 with at least 15 years of service.

          (k) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (l) "EXERCISE PRICE" means the purchase price of a share of Stock covered by a Stock Option.

          (m) "FAIR MARKET VALUE" means the last closing price of the Stock (as reported on the Composite Tape of the New York Stock Exchange, Inc. or as reported by a successor exchange on which the Stock may be listed) prior to the Date of Grant, or the closing price on the Date of Grant if the grant is made after the market closes for such day, or the fair market value as determined by any other method adopted by the Committee, from time to time, which the

     Committee may deem appropriate under the circumstances, or as may be required in order to comply with or to conform to the requirements of applicable laws or regulations.

          (n) "INCENTIVE STOCK OPTION" or "ISO" means a Stock Option that is designated by the Committee as such at the time of grant and which meets the requirements of Section 422 of the Code, or any successor provision, and therefore qualifies for favorable tax treatment.

          (o) "NONQUALIFIED STOCK OPTION" or "NQSO" means a Stock Option that does not meet the requirements of Section 422 of the Code and which is governed by Section 83 of the Code.

          (p) "NORMAL RETIREMENT" means retirement from active employment with the Company on or after the age of 65.

          (q) "OUTSIDE DIRECTOR" means a Director who meets the definition of "outside director" set forth in Section 162(m) of the Code and regulations promulgated thereunder and the definition of "non-employee director" set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor definitions adopted by the Internal Revenue Service and Securities and Exchange Commission, respectively.

          (r)   "PERFORMANCE STOCK" is defined in Article IX.

          (s) "QUADRO" means a qualified domestic relations order as defined by the Code or Title I of ERISA.

          (t)  "RELOAD OPTION" is defined in Section 5.3.

          (u)  "RETIREMENT" means both Normal Retirement and Early Retirement.

          (v)  "RESTRICTED STOCK" is defined in Article VIII.

          (w) "STOCK" means the Common Stock, par value $.01 per share, of Musicland Stores Corporation.

          (x) "STOCK APPRECIATION RIGHTS" or "SAR" means the right pursuant to an Award granted under Article VII herein to surrender to the Company all or a portion of a Stock Option in exchange for an amount, paid in cash or in Stock, equal to the excess of (i) the Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, over (ii) the aggregate exercise price of such Stock Option or such portion thereof.

          (y) "STOCK OPTION" means any right to purchase a specified number of shares of Stock at a specified price which is granted pursuant to Articles V and VI herein and may be either an Incentive Stock Option, a Nonqualified Stock Option or a Reload Option.

          (z) "VESTED" means that the time has been reached, in connection with Stock Options and Stock Appreciation Rights, when the option to purchase stock first becomes exercisable and any accompanying appreciation right may be surrendered for payment and, in connection with Restricted Stock, when the shares are no longer subject to forfeiture and restrictions on transferability.


                                     ARTICLE II
                                   ADMINISTRATION

     SECTION 2. 1. AUTHORITY AND DUTIES OF THE COMMITTEE.

          (a) The Plan is administered by a Committee of not less than two Directors who are appointed by the Board of Directors and serve at its pleasure. Unless otherwise determined by the Board of Directors, all of the members of the Committee are Outside Directors.

          (b) The Board of Directors as a whole grants Awards to Directors who are not employed by the Company and determines all terms and conditions relating to such Awards.

          (c) The Committee has the power and authority to grant Awards pursuant to the terms of the Plan to officers and other employees (including those who also serve as Directors).

          (d) In particular, the Committee has the authority, subject to any limitations specifically set forth in this Plan, to:

               (i) select the officers and other employees of the Company and its Affiliates to whom Awards are granted;

               (ii) determine the types of Awards granted and the timing of such Awards;

              (iii) determine the number of shares to be covered by each Award granted hereunder;

               (iv) determine the other terms and conditions, not inconsistent with the terms of the Plan and any operative employment agreement, of any Award granted hereunder;

               (v) determine whether any conditions or objectives related to Awards have been met;

               (vi) subsequently modify or waive any terms and conditions of Awards, not inconsistent with the terms of the Plan and any operative employment agreement;

              (vii) determine whether, to what extent and under what circumstances, Stock and other amounts payable with respect to any Award is deferred either automatically or at the election of the participant;

             (viii) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it deems advisable from time to time;

               (ix) interpret the terms and provisions of the Plan and any Award (and any agreements relating thereto); and

               (x)  otherwise supervise the administration of the Plan.

          (e) All decisions made by the Committee pursuant to the provisions of the Plan are final and binding on all persons, including the Company, its shareholders and Plan participants.

     SECTION 2.2. DELEGATION OF AUTHORITY. The Committee may delegate its powers and duties under the Plan to the Chief Executive Officer of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, PROVIDED, however, that the Committee may not delegate its powers and duties under the Plan with regard to Awards to the Company's executive officers. In addition, the Committee may delegate to any other person or persons ministerial duties, and it may employ attorneys, consultants, accountants or other professional advisers.

                                    ARTICLE III
                               STOCK SUBJECT TO PLAN

     SECTION 3.1. TOTAL SHARES LIMITATION.  Subject to the provisions of this
Article III, the maximum number of shares of Stock that may be newly issued pursuant to Awards granted under this Plan is 1,700,000 shares plus up to 300,000 additional shares, to the extent authorized by the Board of Directors, which are reacquired in the open market or in private transactions.

     SECTION 3.2. OTHER LIMITATIONS.

          (a) ISO LIMITATION. The maximum number of shares of Stock available with respect to all options granted under this Plan that are intended to be Incentive Stock Options is 750,000 shares.

          (b) STOCK AWARD LIMITATION. The maximum number of shares of Stock available with respect to all Restricted Stock and Performance Stock Awards granted under this Plan is 500,000 shares.

          (c) PARTICIPANT LIMITATION. The aggregate number of shares of Stock underlying Awards granted under this Plan to any one participant in any calendar year, regardless of whether such awards are thereafter canceled, forfeited or terminated, cannot exceed 500,000 shares. The foregoing annual limitation is intended to include the grant of all Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

     SECTION 3.3. AWARDS NOT EXERCISED. In the event any outstanding Award, or portion thereof, expires, or is terminated, canceled or forfeited, the shares of Stock that would otherwise be issuable with respect to the unexercised portion of such expired, terminated, canceled or forfeited Award are available for subsequent Awards under the Plan.

          SECTION 3.4. DILUTION AND OTHER ADJUSTMENTS. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it deems equitable, adjust any or all of (i) the number and type of Stock (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Stock (or other securities or other property) subject to outstanding Awards,
(iii) the limitations set forth above, and (iv) the purchase or exercise price or any performance measure with respect to any Award; PROVIDED, however, that the number of shares of Stock or other securities covered by any Award or to which such Award relates is always a whole number.

                                     ARTICLE IV
                                    PARTICIPANTS

     SECTION 4. 1. ELIGIBILITY. Directors, officers and other regular active employees of the Company and its Affiliates are eligible to participate in this Plan by receiving, as a reward for past performance and as an incentive for future performance, Awards under the Plan. Other than for non-employee Directors whose Awards are determined by the Board of Directors as a whole, the Plan participants may be selected from time to time by the Committee in its sole discretion, or, with respect to employees other than executive officers, by the Chief Executive Officer with proper delegation from the Committee. (See Article XVII of the Plan with respect to shareholder approval requirement.)

                                     ARTICLE V
                                STOCK OPTION AWARDS

     SECTION 5.1. OPTION GRANT AND AGREEMENT. Each Stock Option granted under the Plan (or delegation of authority to the Chief Executive Officer to grant Stock Options) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant. With respect to non-employee Directors, the Board of Directors may establish by resolution or unanimous consent a formula for periodic Stock Option grants and may change the formula at any time and from time to time.

     SECTION 5.2. TERMS AND CONDITIONS OF GRANTS. Stock Options granted under the Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies with respect to exercisability and/or with respect to the shares of Stock acquired upon exercise, not inconsistent with the terms of the Plan and any operative employment agreement, as the Committee deems desirable:

          (a) EXERCISE PRICE. The Exercise Price fixed at the time of grant will not be less than 100% of the Fair Market Value of the Stock as of the Date of Grant. If a variable Exercise Price price is specified at the time of grant, the

     Exercise Price may vary pursuant to a formula or other method established by the Committee which provides a floor of Fair Market Value as of the Date of Grant. Unless pursuant to the antidilution provisions of Section 3.4 of this Plan, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to be less than 100% of the Fair Market Value of the Stock as of the Date of Grant.

          (b) OPTION TERM. Any unexercised portion of a Stock Option granted hereunder expires at the end of the stated term of the Stock Option. The Committee determines the term of each Stock Option at the time of grant and may thereafter extend the term in its discretion. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

          (c) VESTING. Stock Options, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant. If the Committee provides that any Stock Option becomes Vested over a period of time, in full or in installments, the Committee may waive such Vesting provisions at any time. If no other Vesting provision is specified by the Committee at the time of grant, then the Stock Option is deemed to Vest in three installments (as equal as possible to the whole share) on the second, third and fourth anniversaries of the Date of Grant. (Also see Change in Control provisions in Article XI.)

          (d) METHOD OF EXERCISE. Vested portions of any Stock Option may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of shares to be purchased. The notice must be accompanied by payment in full of the Exercise Price, along with any required tax withholding pursuant to Section
     16.3 of this Plan.  The Exercise Price may be paid:

               (i)   in cash in any manner satisfactory to the Company;

               (ii) by tendering (by either actual delivery of shares or by attestation) previously owned shares of Stock acquired at least six months prior to such tender and having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price applicable to such Stock Option exercise, and, with respect to the exercise of NQSO's, including Restricted Stock granted at least six months prior to such tender;

               (iii)      by a combination of cash and Common Stock; or

               (iv) by authorizing a broker to sell, on behalf of the participant, the appropriate number of shares otherwise issuable to the participant upon the exercise of a Stock Option with the proceeds of sale applied to pay the Exercise Price and tax withholding, PROVIDED that the Company has implemented such a broker-handled same day sale program.

     If the Exercise Price of a NQSO is paid by tendering Restricted Stock, then the shares of Stock received upon the exercise will contain identical restrictions as the Restricted Stock so tendered. Required tax withholding can only be paid by cash received from the optionee or through a same day sale transaction.

          (e)  ISSUANCE OF STOCK.   No shares of Stock will be issued until full
     payment has been made. An optionee will have the rights to dividends and other rights of a shareholder with respect to shares subject to a Stock Option only after the optionee has become the holder of record of such shares issued upon the proper exercise of the Stock Option.

          (f) FORM. Unless the grant of a Stock Option is designated at the time of grant as an ISO, it is deemed to be an NQSO. ISOs are subject to the terms and conditions stated in Article VI of this Plan.

          SECTION 5.3. GRANT OF RELOAD OPTIONS. If the Committee so provides in its discretion at or after grant, an optionee who exercises all or part of a Nonqualified Stock Option by payment of the Exercise Price with previously owned shares of Stock will be granted an additional Stock Option (a "Reload Option") for a number of shares of Stock equal to the number of shares tendered in the exercise of the original Stock Option. Each Reload Option will have a Date of Grant which is the date as of which the original Stock Option to which it applies is exercised and will Vest on the six-month anniversary of Date of Grant. The Reload Option will have the same expiration and all other terms and conditions as the original Stock Option to which it applies, except that the Exercise Price will be equal to at least 100% of the Fair Market Value as of the Date of Grant.

          SECTION 5.4. TERMINATION OF GRANTS PRIOR TO EXPIRATION. Unless otherwise provided in an employment agreement entered into between the holder of a Stock Option and the Company and approved by the Committee, either before or after the Date of Grant, or otherwise specified at or after the time of grant, and subject to Article VI hereof with respect to ISOs, the following early termination provisions apply to all Stock Options:

          (a) TERMINATION BY DEATH. If an optionee's employment by the Company or its Affiliates terminates by reason of his or her death, all Stock Options held by such optionee immediately become Vested but thereafter may only be exercised (by the legal representative of the optionee's estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution) for a period of three years (or such other period as the Committee may specify at or after the time of grant) from the date of such death, or until the expiration of the original term of the Stock Option, whichever period is the shorter.

          (b) TERMINATION BY REASON OF DISABILITY. If an optionee's employment by the Company or its Affiliates terminates by reason of his or her Disability, all Stock Options held by such optionee immediately become Vested but thereafter may only be exercised for a period of three years (or such other period as the Committee may specify at or after the time of grant) from the date of such termination of employment, or until the expiration of the original term of the Stock Option, whichever period is the shorter. If the optionee dies within such three-year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the legal representative of the optionee's estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the three-year period (or other period as applicable) or for a period of twelve months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

          (c) TERMINATION BY REASON OF RETIREMENT. If an optionee's employment by the Company or its Affiliates terminates by reason of his or her Retirement, all Stock Options held by such optionee immediately become Vested but thereafter may only be exercised for a period of three years (or such other period as the Committee may specify at or after the time of grant) from the date of such termination of employment, or until the expiration of the original term of the Stock Option, whichever period is the shorter. If the optionee dies within such three-year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the legal representative of the optionee's estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the three-year period (or such other period as applicable) or for a period of twelve months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

          (d) INVOLUNTARY TERMINATION FOR CAUSE. If an optionee's employment by the Company or its Affiliates is terminated for Cause, all Stock Options (or portions thereof) which have not been exercised, whether Vested or not, are automatically forfeited upon the close of business on the last day of employment.

          (e) OTHER TERMINATION. If an optionee's employment by the Company or its Affiliates terminates, voluntarily or involuntarily, for any reason other than death, Disability, Retirement or for Cause, any Vested portions of Stock Options held by such optionee at the time of termination may be exercised by the optionee for a period of three months (or such other period as the Committee may specify at or after the time of grant) from the date of such termination or until the expiration of the original term of the Stock Option, whichever period is the shorter. No portion of any Stock Option which is not Vested at the time of such termination will thereafter become Vested.

          (f) NON-EMPLOYEE DIRECTORS. If a non-employee Director dies or becomes disabled (as determined by the Board of Directors) while serving as a member of the Board of Directors, all Stock Options held by such Director immediately become Vested but thereafter may only be exercised for a period of three years (or such other period as the Board of Directors may specify at or after the time of grant) from the date of such death or resignation due to disability, or until the expiration of the original term of the Stock Option, whichever period is the shorter. If a non-employee Director's resignation (or failure to stand for reelection) occurs for any other reason, any Vested portions of Stock Options held by the Director at the time of resignation (or failure to stand for reelection) may be exercised for a period of three months (or such other period as the Board of Directors may specify at or after the time of grant) from such date or until the expiration of the original term of the Stock Option, whichever period is the shorter. No portion of any Stock Option which is not Vested at the time of such resignation (or failure to stand for reelection) will thereafter become Vested.


                                     ARTICLE VI
                SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS

     SECTION 6.1. ELIGIBILITY. Notwithstanding any other provision of this Plan to the contrary, an ISO may only be granted to full or part-time employees (including officers and directors who are also employees) of the Company or of an Affiliate, PROVIDED that the Affiliate is also a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

          SECTION 6.2 SPECIAL ISO RULES.

          (a) TERM. No ISO may be exercisable on or after the tenth anniversary of the Date of Grant, and no ISO may be granted under this Plan on or after the tenth anniversary of the effective date of the Plan. (See
     Section 17.1 of the Plan.)

          (b) TEN PERCENT STOCKHOLDER. No grantee may receive an ISO under the Plan if such grantee, at the time the Award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of the Company's stock, unless (i) the option price for such ISO is at least 110% of the Fair Market Value on the Date of Grant and (ii) such ISO is not exercisable on or after the fifth anniversary of the Date of Grant.

          (c) LIMITATION ON GRANTS. The aggregate fair market value (determined with respect to each ISO at the time such ISO is granted) of the shares of Stock with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (under this Plan or any other plan adopted by the Company) shall not exceed $100,000.

          (d) NON-TRANSFERABILITY. No ISO granted hereunder may be transferred except by will or by the laws of descent and distribution.

          (e) TERMINATION OF EMPLOYMENT. No ISO may be exercisable more than three months following termination of employment for any reason (including retirement) other than death or disability, nor more than one year following termination of employment for the reason of disability (as defined in Section 422 of the Code).

          (f) HOLDING PERIOD. Stock acquired upon the exercise of an ISO must be held for a minimum period of two years from the Date of Grant and one year from the date of exercise, otherwise the disposition constitutes a taxable "disqualifying disposition."

     SECTION 6.3. SUBJECT TO CODE AMENDMENTS. The foregoing limitations are designed to comply with the requirements of Section 422 of the Code and are automatically amended or modified to comply with amendments or modifications to
Section 422 or any successor provisions.  Any ISO which fails to comply with
Section 422 of the Code is automatically treated as a NQSO under this Plan.

                                    ARTICLE VII
                             STOCK APPRECIATION RIGHTS

     SECTION 7.1. SAR GRANT AND AGREEMENT. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan, either at the same time or after the grant of the Stock Option. Each SAR granted under the Plan (or delegation of authority to the Chief Executive Officer to grant SARs) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant.

     SECTION 7.2. TERM OF SARS. A Stock Appreciation Right, or applicable portion thereof, granted with respect to a given Stock Option or potion thereof terminates and is no longer exercisable upon the termination or exercise of the related Stock Option, or applicable portion thereof.

     SECTION 7.3. SAR EXERCISE. A Stock Appreciation Right may be exercised by an optionee by surrendering the applicable portion of the related Stock Option. Stock Options which have been so surrendered, in whole or in part, are no longer exercisable to the extent the related Stock Appreciation Rights have been exercised and are deemed to have been exercised for the purpose of the limitation set forth in Article III of this Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares of Stock actually issued under the Stock Appreciation Right at the time of exercise. Upon exercise and surrender, the optionee is entitled to receive an amount determined in the manner prescribed in Section 7.4 below. However, the participant is responsible for the payment of any required tax withholding as provided in Section 16.3 herein.

     SECTION 7.4. TERMS AND CONDITIONS OF SAR GRANTS. Stock Appreciation Rights are subject to the following terms and conditions:

          (a) Stock Appreciation Rights are exercisable only at such time or times and to the extent that the Stock Options to which they relate are Vested and exercisable in accordance with the provisions of Article V of this Plan or otherwise as the Committee may determine at or after the time of grant;

          (b) Upon the exercise of a Stock Appreciation Right, an optionee is entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the Exercise Price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right is exercised, with the Committee having the right in its discretion to determine the form of payment;

          (c) Stock Appreciation Rights are transferable only when and to the extent that the underlying Stock Option would be transferable under Article XII of this Plan; and

          (d) Such other terms and conditions, not inconsistent with the provisions of this Plan and any operative employment agreement, as are determined from time to time by the Committee.

                                    ARTICLE VIII
                              RESTRICTED STOCK AWARDS

     SECTION 8.1. RESTRICTED STOCK GRANT AND AGREEMENT. Restricted Stock Awards consist of shares of Stock which are issued by the Company to a participant at a purchase price which may be well below their fair market value but are subject to forfeiture and restrictions on their sale or other transfer by the participant. Each Restricted Stock Award granted under the Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant. The timing of Restricted Stock Awards and the number of shares to be issued (subject to Section 3.2(b) of this Plan) is to be determined by the Committee in its discretion. By accepting a grant of Restricted Stock, the participant agrees to remit to the Company when due any required tax withholding as provided in
Section 16.3 herein.

          SECTION 8.2. TERMS AND CONDITIONS OF RESTRICTED STOCK GRANTS. Restricted Stock granted under the Plan is subject to the following terms and conditions, which need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of the Plan and any operative employment agreement, as the Committee deems desirable:

          (a) PURCHASE PRICE. The Committee determines the prices at which shares of Restricted Stock are to be issued to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Stock at the date of grant but may not be less than the par value of the Stock.

          (b) RESTRICTIONS. All shares of Restricted Stock issued under this Plan will be subject to such restrictions as the Committee may determine, including, without limitation, the following:

               (i) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of Restricted Stock, such prohibition to lapse at such time or times as the Committee determines (whether in installments, at the time of the death, Disability or Retirement of the holder of such shares, or otherwise, but see Change in Control provisions in Article XI);

               (ii) a requirement that the participant forfeit such shares of Restricted Stock in the event of termination of the participant's employment prior to Vesting; and

               (iii) a prohibition against employment of the participant by any competitor of the Company or its affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or a subsidiary of the Company.

The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse. However, if the Committee determines that restrictions lapse upon the attainment of specified performance objectives then the provisions of Section 9.2 and 9.3 below will apply.

          (c) DELIVERY OF SHARES. Shares of Restricted Stock will be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate will bear a legend in substantially the following form:

          "The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 1998 Stock Incentive Plan of the Company, and an agreement entered into between the registered owner and the Company. A copy of the Plan and agreement is on file in the office of the Secretary of the Company."

     At the end of any time period during which the shares of Restricted Stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant.

          (d) FORFEITURE OF SHARES. If a participant who holds shares of Restricted Stock fails to satisfy the restrictions and other conditions relating to the Restricted Stock prior to the lapse or waiver of such restrictions and conditions, the participant is required to forfeit the shares and transfer them back to the Company in exchange for a refund of the consideration paid by the participant or such other amount which may be specifically set forth in the Award agreement.

          (e) VOTING AND OTHER RIGHTS. During any period in which shares of Restricted Stock are subject to forfeiture and restrictions on transfer, the participant holding such Restricted Stock has all the rights of a stockholder with respect to shares of Stock, including, without limitation, the right to vote such shares and the right to receive any dividends paid with respect to such shares.

                                     ARTICLE IX
                              PERFORMANCE STOCK AWARDS

          SECTION 9.1. PERFORMANCE STOCK GRANT AND AGREEMENT. A Performance Stock Award is a right to receive shares of Stock in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. Each Performance Stock Award granted under the Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant. The timing of Performance Stock Awards and the number of shares covered by each Award (subject to Section 3.2(b) of this Plan) is to be determined by the Committee in its discretion. By accepting a grant of Performance Stock, the participant agrees to remit to the Company when due any required tax withholding as provided in Section 16.3 herein.

          SECTION 9.2. PERFORMANCE OBJECTIVES. At the time of grant of a Performance Stock Award, the Committee will specify the performance objectives which, depending on the extent to which they are met, will determine the number of shares that will be paid out to the participant. The Committee will also specify the time period or periods (the "Performance Period") during which the performance objectives must be met. The performance objectives and periods need not be the same for each participant nor for each grant. The Committee may use performance objectives based on one or more of the following targets: cash generation, profit, revenue, market share, profit or investment return ratios, shareholder returns and/or specific, objective and measurable non-financial objectives. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies.

          SECTION 9.3. ADJUSTMENT OF PERFORMANCE OBJECTIVES. The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding Performance Stock Awards if it determines that an adjustment would be consistent with the objectives of the Plan and taking into account the interests of the participants and the public shareholders of the Company. Any such adjustments must comply with the requirements of Section 162(m) of the Code. The types of events which could cause an adjustment in the performance objectives include, without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, and divisive corporate reorganizations, including spin-offs and other distributions of property or stock.

          SECTION 9.4. OTHER TERMS AND CONDITIONS. Performance Stock Awards granted under the Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of the Plan and any operative employment agreement, as the Committee deems desirable:

          (a) DELIVERY OF SHARES. As soon as practicable after the applicable Performance Period has ended, the participant will receive a payout of the number of shares of Stock earned during the Performance Period, depending upon the extent to which the applicable performance objectives were achieved. Such shares will be registered in the name of the participant and will be free of all restrictions except for any pursuant to Section
     15.2 of this Plan.

          (b) TERMINATION. A Performance Stock Award or unearned portion thereof will terminate without the issuance of shares on the termination date specified at the time of grant or upon the termination of employment of the participant during the Performance Period. If a participant's employment by the Company or its Affiliates terminates by reason of his or her death, Disability or Retirement, the Committee in its discretion at or after the time of grant may determine that the participant (or the heir, legatee or legal representative of the participant's estate) will receive a payout of a portion of the participant's then outstanding Performance Stock Awards in an amount which is not more than the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period.

          (c) VOTING AND OTHER RIGHTS. Awards of Performance Stock do not provide the participant with voting rights or rights to dividends prior to the participant becoming the holder of record of shares issued pursuant to an Award. Prior to the issuance of shares, Performance Stock Awards may not be sold, transferred, pledged, assigned or otherwise encumbered.

                                     ARTICLE X
                          TRANSFERS AND LEAVES OF ABSENCE

          SECTION 10. 1. TRANSFER OF PARTICIPANT. For purposes of the Plan, the transfer of a participant among the Company and its Affiliates is deemed not to be a termination of employment.

          SECTION 10.2. EFFECT OF LEAVES OF ABSENCE. For purposes of the Plan, the following leaves of absences are deemed not to be a termination of employment:

          (a) a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed ninety (90) days;

          (b) a leave of absence in excess of ninety (90) days, approved in writing by the Company, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and PROVIDED that, in the case of any such leave of absence, the employee returns to work within 30 days after the end of such leave; and

          (c) any other absence determined by the Committee in its discretion not to constitute a break in service.

                                     ARTICLE XI
                            EFFECT OF CHANGE IN CONTROL

          SECTION 11.1. CHANGE IN CONTROL DEFINED. "Change of Control" means the occurrence of any of the following:

          (a) the acquisition by any person, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended ("the 1934 Act"), other than the Company or any of its Affiliates, or any employee benefit plan of the Company and/or its Affiliates, of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of shares of Stock of the Company having twenty five percent (25%) or more of the total number of votes that may be cast for election of the Directors of the Company in a transaction or series of transactions not approved in advance by a vote of at least three-quarters of the Continuing Directors (as defined below);

          (b) a change in the composition of the Board of Directors such that at any time a majority of the Board are not Continuing Directors. "Continuing Directors" refers to the individuals who serve as Directors at the effective date of this Plan and any individual whose term of office as a Director begins thereafter if the nomination or election of such Director was approved in advance by a vote of at least three-quarters of the then serving Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the Directors, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act);

          (c) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation or dissolution of the Company or of the sale (in one transaction or a series of transactions) of all or substantially all of the assets of the Company other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by a vote of at least three-quarters of the Continuing Directors; or

          (d) any other occurrence if at least a majority of the Continuing Directors determine in their discretion that there has been a change in Control of the Company.

          SECTION 11.2. ACCELERATION OF AWARDS. Except as otherwise provided in this Plan or an Award agreement, immediately upon the occurrence of a Change in
Control:

          (a) all outstanding Stock Options automatically become fully exercisable;

          (b)  all Restricted Stock Awards automatically become fully Vested;
     and

          (c) all participants holding Performance Stock Awards become entitled to receive a partial payout in an amount which is the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period.

NOTWITHSTANDING THE FOREGOING, THE COMMITTEE WILL RETAIN THE RIGHT TO REVOKE THE AUTOMATIC ACCELERATION OF VESTING IN CONNECTION WITH ANY BUSINESS COMBINATION IF THE ACCELERATION WILL CAUSE THE USE OF POOLING OF INTERESTS ACCOUNTING TO BE DISALLOWED AND SUCH ACCOUNTING IS DETERMINED TO BE IN THE BEST INTERESTS OF THE COMPANY.

                                    ARTICLE XII
                             TRANSFERABILITY OF AWARDS

          SECTION 12.1. AWARDS DEEMED NON-TRANSFERABLE.  Other than pursuant to
Section 12.2 below, Awards are deemed to be non-transferable. Awards may be exercised only by the participant and may not be transferred other than by will or by the laws of descent and distribution or, with regard to Vested Awards, pursuant to a QUADRO. Awards are exercisable during a participant's lifetime only by the participant or, as permitted by applicable law, the participant's guardian or other legal representative. No Award may be assigned, pledged, hypothecated or otherwise alienated or encumbered (whether by operation of law or otherwise) and any attempts to do so are null and void.

          SECTION 12.2. LIMITED TRANSFERABILITY OF NQSOS. The Committee in its discretion may allow (at or after the time of grant) for the transferability of Vested Nonqualified Stock Options (with or without accompanying Stock Appreciation Rights) only by the participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members or to a charitable organization qualified under Section 501(c) of the Code. "Immediate Family Members" means the participant's spouse, children, stepchildren, parents, siblings and grandchildren. With respect to children, parents, siblings and grandchildren, the relationship may be natural or adoptive. Any permitted transfer is conditioned on the participant and transferee agreeing to abide by the Company's then current stock option transfer guidelines

                                    ARTICLE XIII
                           AMENDMENT AND DISCONTINUATION

          SECTION 13. 1. AMENDMENT OR DISCONTINUATION OF THE PLAN. The Board of Directors may amend, alter, or discontinue the Plan at any time, PROVIDED that no amendment, alteration, or discontinuance may be made:

          (a) which would adversely affect the rights of a participant under any Award granted prior to the date such action is adopted by the Board of Directors without the participant's express consent thereto; and

          (b) without shareholder approval, if shareholder approval is required under applicable laws, regulations or exchange requirements (including for the purpose of qualification under Section 162(m) of the Code as "performance-based compensation").

          SECTION 13.2. AMENDMENT OF GRANTS. The Committee may amend, prospectively or retroactively, the terms of any outstanding Award or substitute new Awards for previously granted Awards, PROVIDED that no amendment or substitution is inconsistent with the terms of this Plan or impairs the rights of any holder without his or her consent.

                                    ARTICLE XIV
                            UNFUNDED STATUS OF THE PLAN

          SECTION 14.1. UNFUNDED STATUS. The Plan is not funded and is intended to constitute an "unfunded" plan for incentive and deferred compensation. Nothing contained in this Plan gives any participant any rights that are greater than those of a general creditor of the Company. In its discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan with respect to Awards hereunder, PROVIDED, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan and no participant acquires any right in or title to any assets, funds or property of the Company. Participants have only a contractual right to benefits under Vested Awards unsecured by any assets of the Company.


                                     ARTICLE XV
                                 STOCK CERTIFICATES

          SECTION 15. 1. DELIVERY OF STOCK CERTIFICATES. The Company is not required to issue or deliver any certificates for shares of Stock issuable with respect to Awards under this Plan prior to the fulfillment of all of the following conditions:

          (a) payment in full for the shares and for any required tax withholding (See Section 16.3 of the Plan);

          (b) completion of any registration or other qualification of such shares under any federal or state laws or under the rulings or regulations of the Securities and Exchange Commission ("SEC") or any other regulating body which the Committee in its discretion deems necessary or advisable;

          (c) admission of such shares to listing on all stock exchanges on which the Stock is so listed;

          (d) in the event the Stock is not registered under the Securities Act of 1933, qualification as a private placement under said Act; and

               (e) obtaining of any approval or other clearance from any federal or state governmental agency which the Committee in its discretion determines to be necessary or advisable.

          SECTION 15.2. APPLICABLE RESTRICTIONS ON STOCK. Shares of Stock issued with respect to Awards may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law and will include any restrictive legends the Committee may deem appropriate to include.

          SECTION 15.3. BOOK ENTRY. In lieu of the issuance of stock certificates evidencing shares of Sock, the Company may use a "book entry" system in which a computerized or manual entry is made in the records of the Company to evidence the issuance of such shares. Such Company records are, absent manifest error, binding on all parties.

                                    ARTICLE XVI
                                 GENERAL PROVISIONS

          SECTION 16.1. NO IMPLIED RIGHTS TO AWARDS OR EMPLOYMENT. No potential participant has any claim or right to be granted an Award under the Plan, and there is no obligation of uniformity of treatment of participants under the Plan. Neither the Plan nor any Award thereunder shall be construed as giving any employee any right to continued employment with the Company or any Affiliate. The Plan does not constitute a contract of employment, and the Company and each Affiliate expressly reserve the right at any time to dismiss a participant free from liability, or any claim under the Plan, except as may be specifically provided in this Plan or in an Award agreement.

          SECTION 16.2. OTHER COMPENSATION PLANS. Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

          SECTION 16.3. TAX WITHHOLDING. Each participant must, no later than the date as of which the value of an Award first becomes includible in the gross income of the participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan are conditional on such payment, and the Company, to the extent permitted by law, has the right to deduct any such taxes from any payment of any kind otherwise due to a participant.

          SECTION 16.4. ARBITRATION. All Award agreements will include appropriate provisions respecting mediation and/or arbitration of any disputes thereunder. If arbitrated, notice of demand for arbitration must be given in writing within a reasonable time after the claim or dispute has arisen. Any decision rendered by an arbitrator must be made in accordance with the provisions of the Plan, will be final and judgment may be entered upon it in accordance with applicable law in any court having proper jurisdiction.

          SECTION 16.5. RULE 16 b-3 COMPLIANCE. The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the 1934 Act, as such rule may be amended from time to time. All transactions involving any participant subject to Section 16(a) shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to Rule 16b-3 does not apply to such participants.

          SECTION 16.6. DEFERRALS. The Committee may unilaterally postpone the exercising of Awards, the issuance or delivery of Stock under any Award or any action permitted under the Plan to prevent the Company or any Affiliate from being denied a Federal income tax deduction with respect to any Award other than an Incentive Stock Option. The Committee, in its discretion, may permit a participant to defer receipt of the payment of cash or the delivery of Stock that would otherwise be delivered to a participant under the Plan. Any deferral elections are subject to such rules and procedures as the Committee may determine.

          SECTION 16.7. SUCCESSORS. All obligations of the Company with respect to Awards granted under the Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

          SECTION 16.8. SEVERABILITY. In the event any provision of the Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, or other applications, and the Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

          SECTION 16.9. GOVERNING LAW. To the extent not preempted by federal law, the Plan and all Award agreements pursuant thereto are construed in accordance with and governed by the laws of the State of Minnesota, or, if applicable, the General Corporation Law of the State of Delaware.

                                    ARTICLE XVII
                             EFFECTIVE DATE OF THE PLAN

          SECTION 17.1. PLAN ADOPTION. Subject to the approval of the shareholders of the Company at the Annual Meeting of Shareholders held in 1998, the effective date of this Plan is the date of its adoption by the Board of Directors on January 26, 1998. To the extent that Awards are made under the Plan prior to its approval by shareholders, they shall be contingent on shareholder approval of the Plan.

                          MUSICLAND STORES CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MAY 11, 1998

    The undersigned hereby appoints JACK W. EUGSTER and KEITH A. BENSON, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Musicland Stores Corporation held of record by the undersigned on March 13, 1998, at the Annual Meeting of Shareholders to be held on May 11, 1998, or any adjournment thereof.

1.  ELECTION OF DIRECTORS.

       FOR all nominees listed below
       (except as marked to the
       contrary below)           / /

       WITHHOLD AUTHORITY
       to vote for all nominees
       listed below              / /

    Nominees:    JACK W. EUGSTER    WILLIAM A. HODDER   MICHAEL W. WRIGHT

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                   STRIKE A LINE THROUGH THE NOMINEE'S NAME)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS, AS AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

/ / FOR            / / AGAINST            / / ABSTAIN

3. PROPOSAL TO APPROVE ADOPTION OF THE MUSICLAND STORES CORPORATION 1998 STOCK INCENTIVE PLAN.

/ / FOR            / / AGAINST            / / ABSTAIN

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3 AND TO GRANT AUTHORITY TO VOTE FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE. Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------
                                                Dated: ___________________, 1998
                                                ________________________________
                                                Signature
                                                ________________________________
                                                Signature if held jointly

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THE PROXY CARD
                                                PROMPTLY
                                                USING THE ENCLOSED ENVELOPE

                          MUSICLAND STORES CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MAY 11, 1998

    The undersigned hereby appoints PIPER TRUST COMPANY, as Proxy, and hereby authorizes it to represent and to vote, as designated below, all the shares of Common Stock of Musicland Stores Corporation held of record by the undersigned on March 13, 1998, at the Annual Meeting of Shareholders to be held on May 11, 1998, or any adjournment thereof.

1.  ELECTION OF DIRECTORS.

       FOR all nominees listed below
       (except as marked to the
       contrary below)           / /

       WITHHOLD AUTHORITY
       to vote for all nominees
       listed below              / /

    Nominees:   JACK W. EUGSTER   WILLIAM A. HODDER   MICHAEL W. WRIGHT

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                   STRIKE A LINE THROUGH THE NOMINEE'S NAME)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS, AS AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

/ / FOR            / / AGAINST            / / ABSTAIN

3. PROPOSAL TO APPROVE ADOPTION OF THE MUSICLAND STORES CORPORATION 1998 STOCK INCENTIVE PLAN.

/ / FOR            / / AGAINST            / / ABSTAIN

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------
                                                Dated: ___________________, 1998
                                                ________________________________
                                                Signature
                                                ________________________________
                                                Signature if held jointly

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THE PROXY CARD NO
                                                LATER
                                                THAN MAY 7, 1998 USING THE
                                                ENCLOSED ENVELOPE